                                                                    EXHIBIT 10.1

                           LOAN AND SECURITY AGREEMENT
                           ---------------------------

     THIS LOAN AND SECURITY AGREEMENT (this "Agreement") is made as of the 15th day of July, 2005, by and among FIFTH THIRD BANK (CHICAGO), a Michigan banking corporation ("Lender"), FANSTEEL INC., a Delaware corporation ("Fansteel"), and
WELLMAN DYNAMICS CORPORATION, a Delaware corporation ("Wellman", and together with Fansteel, "Borrowers", and each a "Borrower").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Borrowers have requested that Lender make certain financial accommodations available to Borrowers from time to time, and Lender desires to make available such financial accommodations, subject to the terms and conditions contained herein;

     NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any loans or extension of credit, now or hereafter made to or for the benefit of Borrowers by Lender, the parties hereto hereby agree as follows:

1.   GENERAL DEFINITIONS

     When used herein, the following terms shall have the following meanings:

     1.1 "Accounts", "Account Debtor", "Chattel Paper", "Commercial Tort
Claims", "Deposit Accounts", "Documents", "Electronic Chattel Paper",
"Equipment", "Fixtures", "General Intangibles", "Goods", "Instruments",
"Inventory", "Investment Property", "Letter-of-Credit Right", "Proceeds",
"Supporting Obligations" and "Tangible Chattel Paper" shall have the respective meanings assigned to such terms in the Illinois Uniform Commercial Code, as the same may be in effect from time to time.

     1.2 "Accounts Report" shall mean a report delivered to Lender by Borrowers, as required by Section 6.2 of this Agreement, consisting of an aged trial balance of all of each Borrower's Accounts existing as of the date of such
Accounts Report, specifying for each Account Debtor obligated on the Accounts, such Account Debtor's name, and outstanding balance and the aging of such outstanding balance.

     1.3 "Advance" shall have the meaning ascribed to it in Section 2.1 of this
Agreement.

     1.4 "Affiliates" shall mean, with respect to a Borrower, any and all
Persons which, in the sole judgment of Lender, directly or indirectly control, are controlled by or are under common control with such Borrower, and any and all persons from whom, in the sole judgment of Lender, such Borrower has not or is not likely to exhibit independence of decision or action. For the purpose of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                                       -5-

     1.5 "Ancillary Agreements" shall mean all Security Documents and all agreements, instruments and documents, including without limitation, notes, guaranties, mortgages, deeds of trusts, chattel mortgages, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements, subordination agreements, trust account agreements, dominion of funds agreements and all other written matter whether heretofore, now, or hereafter executed by or on behalf of a Borrower or
Borrowers or any other Person and/or delivered to Lender or any Participant with respect to this Agreement, as each may be amended, restated, modified or supplemented and in effect from time to time.

     1.6 "Borrowing Base Certificate" shall mean a certificate in the form attached hereto as Exhibit B.

     1.7 "Business Day" shall mean any day on which Lender is open for business.

     1.8 "Capital Expenditures" shall mean, for any period and with respect to any Person, the aggregate of all expenditures by such Person for the acquisition or leasing of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which should be capitalized under GAAP on a balance sheet of such Person.

     1.9 "Charges" shall mean all national, federal, state, county, city, municipal, and/or other governmental (including, without limitation, the Pension
Benefit Guaranty Corporation) taxes, levies, assessments, charges, liens, claims or encumbrances upon and/or relating to (i) the Collateral, (ii) the
Liabilities, (iii) each Borrower's employees, payroll, income and/or gross receipts, (iv) each Borrower's ownership and/or use of any of its assets, or (v)
any other aspect of each Borrower's business.

     1.10 "Collateral" shall mean all of the property and interests in property described in Section 5.1 of this Agreement and all other property and interests in property which shall, from time to time, secure the Liabilities.

     1.11 "Commitment Amount" shall have the meaning ascribed to it in Section
2.1 of this Agreement.

     1.12 "Covenant Compliance Certificate" shall have the meaning ascribed to it in Section 10.1(d)(v) of this Agreement.

     1.13 "Debt Service Coverage Ratio" shall mean, for any year to date period, the ratio of (a) EBITDA, minus income taxes and dividends paid in cash, to (b)
Fixed Charges for such period.

     1.14 "Default" shall mean the occurrence or existence of any one or more of the events described in Section 13.1 of this Agreement.

     1.15 "Delaware Law" shall mean the Delaware General Corporation Law.

     1.16 "Deposit Agreement" shall mean a deposit account control agreement in substantially the form of Exhibit A hereto.

                                      -6-

     1.17 "Disposition" shall mean the sale, lease, conveyance or other disposition of Property, other than sales or other dispositions expressly permitted hereunder.

     1.18 "EBITDA" shall mean, for any period and any Person, as determined in accordance with GAAP, the sum of (a) such Person's net income (or net loss) for such period, plus (b) all amounts deducted from net income (or net loss) for such period for interest expense, income tax expense, depreciation and amortization for such period, all on a consolidated basis.

     1.19 "Eligible Accounts" shall mean those Accounts included in an Accounts
Report or a Borrowing Base Certificate which, as of the date of such Accounts
Report or Borrowing Base Certificate and at all times thereafter, (i) satisfy the requirements for eligibility as described in Section 3.1 of this Agreement,
(ii) do not violate the negative covenants and other provisions of this
Agreement and do satisfy the affirmative covenants and other provisions of this
Agreement and (iii) are deemed by Lender, in its sole credit judgment, to be
Eligible Accounts.

     1.20 "Eligible Inventory" shall mean that Inventory included in an
Inventory Certification Report which, as of the date of such Inventory
Certification Report and at all time thereafter, satisfies the requirements for eligibility as described in Section 3.2 of this Agreement and which are deemed by Lender, in its sole credit judgment, to be Eligible Inventory.

     1.21 "Environmental Claims" shall mean any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other written communication from any Person or Governmental Authority alleging liability or obligations owing in respect of Environmental Laws or Releases of Hazardous Materials (i) from any assets, properties or businesses owned or operated by any Borrower or any of its
Subsidiaries or any predecessor in interest; (ii) from adjoining properties or businesses onto properties owned or operated by any Borrower or any of its
Subsidiaries or any predecessor in interest; or (iii) onto any facilities which received Hazardous Materials generated by any Borrower or any of its
Subsidiaries or any predecessor in interest.

     1.22 "Environmental Insurance Claims" shall mean all claims made by
Borrowers or any Borrower's Affiliate or predecessor in interest, for defense costs and/or reimbursement from any Person providing insurance or indemnification in respect of any Environmental Claim asserted against, in respect of or related to the real property of Wellman, the FMRI Facility, FLRI
Facility, the NCI Facility, the Old Southington Superfund Site located in
Southington CT, the PCB Treatment Inc Superfund Site located in Kansas City KS and Kansas City MO, the Li Tungsten Superfund Site located in Glen Cove NY and
/or the Operating Industries Inc Superfund Site located in Monterey Park CA, as such terms and sites are defined or described in the Plan of Reorganization.

     1.23 "Environmental Laws" shall mean the Comprehensive Environmental
Response, Compensation and Liability Act (42 U.S.C. ss. 9601, et seq.), the
Hazardous Materials Transportation Act (49 U.S.C. ss. 1801, et seq.), the
Resource Conservation and Recovery Act (42 U.S.C. ss. 6901, et seq.), the
Federal Clean Water Act (33 U.S.C. ss. 1251 et seq.), the Clean Air Act (42
U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601
et seq.). the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.),
the Atomic Energy Act of 1954 (42 U.S.C. ss. 2011 et seq.), and the Energy
Reorganization Act of 1974 (42 U.S.C. ss. 5851)

                                      -7-

(Public Law 93-438) and all regulations promulgated thereunder, as such laws may be amended or otherwise modified from time to time, and any other present or future federal, state, local or foreign statute, ordinance, rule, regulation, order, judgment, decree, permit, license or other legally binding determination of any Governmental Authority imposing liability or establishing standards of conduct for protection of the environment, health or safety, or other government restrictions relating to the protection of the environment, health or safety, or the Release, deposit or migration of any Hazardous Materials into the environment; including the laws of the European Union or that would otherwise regulate the operation of any foreign owned facilities or properties of the
Parent and its Subsidiaries

     1.24 "Environmental Liabilities and Costs" shall mean all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigations and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any Environmental Claim or liability which relate to any environmental condition or a Release of Hazardous
Materials by any Loan Party or a predecessor in interest from or onto (i) any property presently or formerly owned by any Loan Party or any of its
Subsidiaries or (ii) any facility which received Hazardous Materials generated by any Loan Party or any of its Subsidiaries

     1.25 "Environmental Lien" shall mean a lien, claim, encumbrance or security interest in favor of any Governmental Authority for (i) any liability under federal, state or local environmental laws or regulations, or (ii) damages arising from, or costs incurred by such Governmental Authority in response to, a
Release or threatened Release of Hazardous Materials into the environment.

     1.26 "Event of Default" shall mean any event or condition which, upon occurrence or with the passage of time, or upon the giving of notice, or both, would constitute a Default.

     1.27 "Event of Loss" shall mean, with respect to any Property, any of the following: (a) any loss, destruction or damage of such Property; (b) any pending or threatened institution of any proceedings for the condemnation or seizure of such Property or for the exercise of any right of eminent domain; or (c) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such Property, or confiscation of such Property or the requisition of the use of such Property.

     1.28 "Excluded Collateral" shall mean (a) all proceeds of any Environmental
Insurance Claims, (b) the General Unsecured Distribution Account (as defined in the Plan of Reorganization) and proceeds or distributions therefrom, including without limitation the Available Unsecured Cash Account (as defined in the Plan of Reorganization), Avoidance Action Cash (as defined in the Plan of
Reorganization) and any cash held by Borrowers on account of any Disputed Claim
Reserve (as defined in the Plan of Reorganization), (c) all assets of special purpose subsidiaries, FMRI, FLRI, WI and NCI, (d) all of the real property and
Equipment of Fansteel De Mexico and the Equipment of Fansteel subject to lien and security interest of the PBGC pursuant to the Pledge and Bailment Agreement among Fansteel, Fansteel de Mexico and the PBGC dated January 23, 2004, (e) all real property of Wellman, (f) all real

                                      -8-

property and any lease related thereto of the former Washington Division, (g)
the GECPF Collateral and (h) the PIDA Collateral.

     1.29 "Fansteel de Mexico" shall mean Fansteel de Mexico, S. de R.L. de
C.V., a limited liability company formed under the laws of the United Mexican
States and a Subsidiary of Fansteel.

     1.30 "Financials" shall mean those financial statements of Borrowers attached hereto as Exhibit C.

     1.31 "Fixed Charges" shall mean, for any year to date period, the sum of
(a) interest expense, excluding accretion of Fresh Start Accounting discounting of long-term liabilities, for such period, plus (b) payments of principal with respect to all Indebtedness (including, without limitation, payments on capitalized lease obligations and permitted payments of principal on the PBGC
Note, the GECPF Note and the PIDA Note) scheduled or otherwise required to be paid during such period.

     1.32 "FLRI" shall mean FLRI, Inc., a wholly-owned subsidiary of Fansteel incorporated on or about January 23, 2004 pursuant to the Plan of
Reorganization.

     1.33 "FLRI Contingent Note" shall mean the non-interest bearing, unsecured note of Fansteel that may be issued pursuant to and in accordance with the Plan of Reorganization to FLRI, if necessary, following additional site characterization at the Lexington Facility, in an aggregate principal amount to be determined by agreement of Fansteel, FLRI, and the KNREPC, reflecting as and to the extent required, the additional costs (in excess of the amount of the
FLRI Primary Note) to remediate contamination at the Lexington Facility.

     1.34 "FLRI Notes" shall mean, collectively, the FLRI Primary Note and FLRI
Contingent Note.

     1.35 "FLRI Primary Note" shall mean the non-interest bearing, unsecured note of Fansteel in aggregate principal amount of $1,780,000, issued pursuant to and in accordance with the Plan of Reorganization to FLRI on or about January
23, 2004.

     1.36 "FMRI" shall mean FMRI Inc., a wholly-owned subsidiary of Fansteel incorporated on November 12, 2003 pursuant to the Plan of Reorganization as a special purpose entity to fulfill all obligations under the NRC License.

     1.37 "FMRI Contingent Note" shall mean the non-interest bearing, unsecured note of Fansteel that may be issued pursuant to and in accordance with the Plan of Reorganization to FMRI following additional site characterization at the
Muskogee Facility, in an aggregate principal amount to be determined by agreement of Fansteel, FMRI, and the NRC, reflecting as and to the extent required, the additional costs (in excess of the costs estimated in the Amended
Decommissioning Plan) to (a) remediate contaminated soils at the Muskogee
Facility and other additional costs required to complete the Amended
Decommissioning Plan and (b) monitor and treat groundwater at the Muskogee
Facility.

                                      -9-

     1.38 "FMRI Notes" shall mean, collectively, the FMRI Primary Note, the FMRI
Secondary Note, and the FMRI Contingent Note.

     1.39 "FMRI Primary Note" shall mean the non-interest bearing, unsecured note of Fansteel in aggregate principal amount of $30,600,000, issued pursuant to and in accordance with the Plan of Reorganization to FMRI on or about January
23, 2004.

     1.40 "FMRI Secondary Note" shall mean the non-interest bearing, unsecured note of Fansteel in aggregate principal amount of $4,200,000, issued pursuant to and in accordance with the Plan of Reorganization to FMRI on or about January
23, 2004.

     1.41 "Fractional Shares" shall be referred to and construed as the
"fractions of shares" subject to Section 155 of Delaware Law.

     1.42 "GAAP" shall mean generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting
Principles Board and the American Institute of Certified Public Accountants and
statements and pronouncements of the Financial Accounting Standards Board (or
agencies with similar functions of comparable stature and authority within the
U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

     1.43 "GECPF Collateral" shall mean all equipment and property and the assets related thereto the purchase of which was funded pursuant to the Loan
Agreement by and among GE Capital Public Finance, Inc., as lender, Cameron
County Industrial Development Authority, as Issuer, and Fansteel/American
Sintered Technologies, as successor in interest to American Sintered
Technologies, Inc., as borrower, and the security interest therein and the proceeds thereof evidenced by such Loan Agreement.

     1.44 "Governmental Authority" shall mean any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     1.45 "Hazardous Materials" shall mean any element, compound or chemical that is defined, listed or otherwise classified as a hazardous or toxic substance, material or waste under the Environmental Laws, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biohazardous substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

     1.46 "Indebtedness" shall mean all of Borrowers' liabilities, obligations and indebtedness to any Person of any and every kind and nature, whether primary, secondary, direct, indirect, absolute, contingent, fixed, or otherwise, heretofore, now or hereafter owing, due, or payable, however evidenced, created, incurred, acquired or owing and however arising, whether under written or oral agreement, by operation of law, or otherwise. Without in any way limiting

                                      -10-

the generality of the foregoing, Indebtedness specifically includes (i) the
Liabilities, (ii) all obligations or liabilities of any Person that are secured by any lien, claim, encumbrance, or security interest upon property owned by
Borrowers, even though Borrowers have not assumed or become liable for the payment thereof, (iii) all obligations or liabilities created or arising under any lease of real or personal property, or conditional sale or other title retention agreement with respect to property used and/or acquired by Borrowers, even though the rights and remedies of the lessor, seller and/or lender thereunder are limited to repossession of such property, (iv) all unfunded pension fund obligations and liabilities and (v) deferred taxes.

     1.47 "Interest Payment Date" shall mean the last Business Day of each calendar month.

     1.48 "Inventory Certification Report" shall mean a report delivered to
Lender by Borrowers, as required by Section 10.1(d)(iii) of this Agreement, consisting of a detailed listing of all of each Borrower's Inventory as of the date of such report in the format agreed upon among the parties.

     1.49 "Lender" shall mean Fifth Third Bank (Chicago), a Michigan banking corporation.

     1.50 "Letter of Credit" shall have the meaning ascribed to it in Section
2.9 of this Agreement.

     1.51 "Letter of Credit Commitment" shall mean, at any time, an amount equal to One Million Two Hundred Thousand and No/100 Dollars ($1,200,000).

     1.52 "Letter of Credit Obligations" shall mean, as of any date of determination, the sum of the aggregate undrawn face amount of all Letters of
Credit, and (ii) the aggregate of the unreimbursed amount of all drawn Letters of Credit not already converted to Revolving Loans hereunder.

     1.53 "Leverage Ratio" shall mean, for any period, the ratio of (a)
aggregate indebtedness for borrowed money (including capitalized leases) as of the date of calculation, to (b) EBITDA.

     1.54 "Liabilities" shall mean all of Borrowers' liabilities, obligations and indebtedness to Lender and/or any of Lender's Affiliates of any and every kind and nature, whether primary, secondary, direct, indirect, absolute, contingent, fixed, or otherwise, (including, without limitation, interest, charges, expenses, attorneys' fees and other sums chargeable to Borrowers by
Lender, future advances made to or for the benefit of Borrowers and obligations of performance), whether arising under this Agreement, under any of the
Ancillary Agreements or otherwise or acquired by Lender from any other source, whether heretofore, now or hereafter owing, arising, due or payable from
Borrowers to Lender, however evidenced, created, incurred, acquired or owing and however arising, whether under written or oral agreement, operation of law, or otherwise. "Liabilities" shall also include any and all amendments, extensions and/or renewals of any of the foregoing.

                                      -11-

     1.55 "Loan Account" shall have the meaning ascribed to it in Section 4.1 of this Agreement.

     1.56 "Material Adverse Effect" shall mean a material adverse effect on any of (i) the operations, business, assets, properties or financial condition of any Borrower, (ii) the ability of any Borrower to perform any of its material obligations under this Agreement or any Ancillary Agreement to which it is a party, (iii) the legality, validity or enforceability of this Agreement or any
Ancillary Agreement, (iv) the rights and remedies of Lender under this Agreement or any Ancillary Agreement, or (v) the validity, perfection or priority (subject to liens otherwise permitted under this Agreement or any Ancillary Agreement) of a lien in favor of the Lender on any portion of the Collateral that has a value of $250,000 or more.

     1.57 "Maximum Revolving Loan Limit" shall mean the total of all advances outstanding at any one time under the Revolving Loan Facility, which at no time shall exceed Fifteen Million and No/100 Dollars ($15,000,000).

     1.58 "NCI" shall mean North Chicago, Inc., a wholly-owned subsidiary of
Fansteel incorporated on or about January 23, 2004 pursuant to the Plan of
Reorganization.

     1.59 "NCI ED Note" shall mean the note by Fansteel in favor of the United
States Environmental Protection Agency in the aggregate principal amount of
$677,231.90 dated March 4, 2005.

     1.60 "Net Issuance Proceeds" shall mean, in respect of any issuance of debt or equity, cash proceeds and non-cash proceeds received or receivable in connection therewith, net of reasonable out-of-pocket costs and expenses paid or incurred in connection therewith in favor of any Person not an Affiliate of a
Borrower.

     1.61 "Net Proceeds" shall mean proceeds in cash, checks or other cash equivalent financial instruments as and when received by a Borrower in connection with a Disposition, net of: (a) the direct costs relating to such a
Disposition excluding amounts payable to such Borrower, (b) sales, use or other transaction taxes paid or payable as a result thereof, and (c) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness secured by a lien, claim, encumbrance or security interest on the asset which is the subject of such Disposition. "Net Proceeds" shall also include proceeds paid on account of any Event of Loss; and net of (i) all money actually applied within one hundred eighty (180) days of the receipt thereof to repair or reconstruct the damaged property or to replace the damaged or lost property, (ii) all of the costs and expenses reasonably incurred in connection with the collection of such proceeds, award or other payment, and (iii) any amounts retained by or paid to parties having superior rights to such proceeds, awards or other payments.

     1.62 "Note" shall have the meaning ascribed to it in Section 12.2 of this
Agreement.

     1.63 "Notice of Borrowing" shall mean a notice given by Borrowers to Lender pursuant to Section 2.3, in substantially the form of Exhibit M hereto.

                                      -12-

     1.64 "Participant" shall mean any Person, now or at any time or times hereafter, participating with Lender in the loans made by Lender to Borrowers pursuant to this Agreement and the Ancillary Agreements.

     1.65 "PBGC" shall mean the Pension Benefit Guaranty Corporation, a wholly-owned Untied States government corporation created to administer and enforce the provisions of Title IV of ERISA.

     1.66 "PBGC Note" shall mean the non-interest bearing note of Fansteel, in aggregate principal amount of $9,500,000, issued pursuant to and in accordance with the Plan of Reorganization and the PBGC Agreement (as defined in the Plan of Reorganization).

     1.67 "Person" shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party, or government (whether national, federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

     1.68 "PIDA" shall mean the Pennsylvania Industrial Development Authority.

     1.69 "PIDA Collateral" shall mean the real property and fixtures secured by the PIDA Mortgage and the proceeds thereof.

     1.70 "PIDA Mortgage" shall mean the mortgage on Fansteel's real property in
Emporium, Pennsylvania held by PIDA.

     1.71 "Plan of Reorganization" shall mean the Second Amended Joint
Reorganization Plan of Chapter 11 Debtors under Chapter 11 of the United States
Bankruptcy Code, dated December 23, 2003, as amended.

     1.72 "Prime Rate" shall mean the rate of interest publicly or internally announced from time to time by Lender as its "Prime Rate", which rate may not be the lowest rate of interest charged by Lender to any of its customers.

     1.73 "Property" shall mean any real or personal property, plant, building, facility, structure, equipment or unit, or other asset owned or leased by a
Borrower.

     1.74 "RCRA" shall mean the Resource Conservation and Recovery Act, 42
U.S.C. ss.ss.690l et seq., and any successor statute of similar import, and regulations promulgated thereunder, in each case as in effect from time to time.

     1.75 "Redemptions" shall mean repurchase of stock in connection with a reverse stock split.

     1.76 "Release" shall mean any spilling, leaking, pumping, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing
(including the abandonment or discarding of barrels, containers or other closed receptacles containing Hazardous Materials) of Hazardous Materials into the environment.

                                      -13-

     1.77 "Remedial Action" shall mean all actions necessary or appropriate to clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment;
prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or any other actions authorized by or undertaken pursuant to Environmental Laws.

     1.78 "Revolving Availability" shall have the meaning ascribed to it in
Section 2.1 of this Agreement.

     1.79 "Revolving Loans" shall have the meaning ascribed to it in Section 2.1 of this Agreement.

     1.80 "Security Documents" shall mean this Agreement, other agreements, instruments, documents, financing statements, warehouse receipts, bills of lading, notices of assignment of accounts, schedules of accounts assigned, mortgages and other written matter necessary or requested by Lender to perfect and maintain perfected Lender's security interest in the Collateral.

     1.81 "Settlement Notes" shall mean the FMRI Notes, the FLRI Notes, the NCI
ED Note and the PBGC Note.

     1.82 "Special Collateral" shall have the meaning ascribed to it in Section
5.3 of this Agreement.

     1.83 "Subsidiaries" or "Subsidiary" of a Person shall mean any corporation, association, partnership, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.

     1.84 "33 Act" shall mean the Securities Act of 1933, as amended.

     1.85 "34 Act" shall mean the Securities Act of 1934, as amended.

     1.86 "Washington Division" shall mean the former operating facility located at 800 East Seventh Street, Washington, Iowa 52353.

     1.87 "WI" shall mean Waukegan, Inc., a wholly-owned Subsidiary of Fansteel incorporated on or about January 23, 2004 pursuant to the Plan of
Reorganization.

     1.88 Accounting Terms. Any accounting terms used in this Agreement which are not specifically defined shall have the meanings customarily given them in accordance with GAAP.

     1.89 Other Terms. All other terms contained in this Agreement which are not otherwise defined in this Section 1 or in any other section of this Agreement shall, unless the context indicates otherwise, have the meanings provided for by the Uniform Commercial Code of the State of Illinois (the "UCC") to the extent the same are used or defined therein.

                                      -14-

2.   LOANS: GENERAL TERMS

     2.1 Revolving Loan Facility. Lender may, in its sole discretion, make available for Borrowers' use from time to time during the term of this
Agreement, upon Borrowers' request therefor, certain loans and other financial accommodation, including letters of credit (the "Revolving Loan Facility"). The
Revolving Loan Facility shall be subject to all of the terms and conditions of this Agreement and shall consist of a revolving line of credit consisting of discretionary Advances against Eligible Accounts, Eligible Inventory and
Borrowers' Equipment (the "Revolving Loans") in an aggregate principal amount not to exceed, at any time, the lesser of (i) Fifteen Million and No/100 Dollars
($15,000,000.00) and (ii) the amount of Revolving Availability of Borrowers (the
"Commitment Amount"), which Revolving Loans shall be evidenced by the Note.

     As used in this Agreement, "Revolving Availability" with respect to each
Borrower shall mean, and, at any particular time and from time to time, be equal to the sum of (i) up to eighty-five percent (85%) of the net amount (after deduction of such reserves as Lender deems proper and necessary in its sole discretion) of Eligible Accounts of such Borrower, plus (ii) up to the lesser of
(A) Five Million and No/100 Dollars ($5,000,000) and (B) sixty percent (60%) of the lower of cost or market value of Eligible Inventory of such Borrower (net of such reserves as Lender deems proper and necessary in its sole discretion), plus
(iii) up to the lesser of (A) Two Million and No/100 Dollars ($2,000,000) and
(B) seventy-five percent (75%) of the orderly liquidation value of such
Borrower's Equipment as determined by an appraiser acceptable to Lender in its sole discretion (net of such reserves as Lender deems proper and necessary in its sole discretion), less the face amount of any Letters of Credit issued on behalf of such Borrower and the amount of any drawn upon but unpaid Letters of
Credit.

     At no time shall a Borrower borrow amounts which in the aggregate exceed its respective Revolving Availability and in no event shall the amounts borrowed by Borrowers in the aggregate at any time exceed the Maximum Revolving Loan
Limit.

     The Revolving Loans shall be repayable on January 6, 2007 and as provided in Section 4.2 of this Agreement. Subject to the foregoing limits and the other terms and conditions contained herein, and provided that no Default or Event of
Default then exists, funds out of the Revolving Loan Facility may be advanced, repaid and re-advanced.

     It is expressly understood and agreed by Borrowers that nothing contained in this Agreement shall, at any time, require Lender to make loans, advances or other extensions of credit (collectively, "Advances") to Borrowers and the making and amount of such loans, advances or other extensions of credit to
Borrowers under this Agreement shall at all times, be in Lender's sole discretion. Lender may, in the exercise of such discretion, at any time and from time to time, upon at least seven (7) days' prior written notice to Borrowers, increase or decrease the advance percentages to be used in determining Revolving
Availability, which are contained in this Section 2.1 and, in the event such percentages are decreased, such decrease shall become effective seven (7) days following Borrowers' receipt of such notice for the purpose of calculating the amount which Lender may be willing to advance, or allow to remain outstanding, against Revolving Availability.

                                      -15-

     2.2 Advances to Constitute One Loan; Loan Purpose. All loans and advances by Lender to Borrowers under this Agreement and the Ancillary Agreements
(whether made as Revolving Loans or otherwise), shall constitute one loan and all indebtedness and obligations of Borrower to Lender under this Agreement and the Ancillary Agreements shall constitute one general obligation secured by the
Collateral. The loans and advances hereunder shall be used to refinance
Borrowers' existing loans at Wachovia Capital Finance Corporation (Central), formerly known as Congress Financial Corporation (Central), and to provide funds to Borrowers for ongoing working capital, capital expenditures and general corporate purposes, including or in connection with the redemption of Fractional
Shares, provided, however, that the aggregate cash consideration for such redemption of Fractional Shares shall not exceed $750,000.

     2.3 Procedure for Revolving Credit Borrowing.

     (a) Each borrowing under the Revolving Loan Facility shall be made upon
Borrowers' irrevocable written notice delivered to Lender in the form of a
Notice of Borrowing (which notice must be received by Lender prior to 12:00 p.m.
(Noon) Chicago time) on the requested borrowing date. Such Notice of Borrowing shall specify (i) the amount of the borrowing; and (ii) the requested borrowing date, which shall be a Business Day.

     (b) Lender will make the amount of the borrowing available for the account of Borrowers as soon as practicable by crediting the account of Borrowers on the books of Lender.

     2.4 Mandatory Prepayments of Loans and Commitment Reductions.

     (a) Asset Dispositions. If either Borrower shall at any time or from time to time:

          (i) make or agree to make a Disposition; or

          (ii) suffer an Event of Loss;

in each case in an amount in excess of $50,000 in any fiscal year, then (A) such
Borrower shall promptly notify Lender of such proposed Disposition or Event of
Loss (including the amount of the estimated Net Proceeds to be received by such
Borrower in respect thereof) and (B) promptly upon receipt by such Borrower of the Net Proceeds of such Disposition or Event of Loss, such Borrower shall deliver such Net Proceeds to Lender to be applied against the Liabilities, as determined by Lender in its sole discretion.

     (b) Equity Issuances. If either Borrower shall issue new common or preferred equity, such Borrower shall promptly notify Lender of the estimated
Net Issuance Proceeds of such issuance to be received by such Borrower in respect thereof and promptly upon receipt by such Borrower of the Net Issuance
Proceeds of such issuance, such Borrower shall deliver to Lender, an amount equal to 100% of such Net Issuance Proceeds, for application against the
Liabilities, as determined by Lender in its sole discretion.

     (c) Reduction of Commitment. Borrowers may permanently reduce the amount of the Revolving Loan Facility at any time without penalty or premium.

     2.5 Interest.

                                      -16-

     (a) Subject to Section 2.5(c), each Revolving Loan shall bear interest on the outstanding principal amount thereof from the date when made at a rate per annum equal to the Prime Rate.

     (b) Interest on each Revolving Loan shall be paid in arrears on each
Interest Payment Date. Interest shall also be paid on the date of any payment of the Revolving Loans in full and, during the existence of any Default or Event of
Default, interest shall be payable on demand of Lender.

     (c) While any Default or Event of Default exists and is continuing and/or after maturity of the Revolving Loans (whether by acceleration or otherwise), unless Lender shall otherwise then agree, Borrowers shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all Liabilities due and unpaid, at a rate per annum equal to the Prime Rate plus two and one-half percent (2.5%).

     (d) Anything herein to the contrary notwithstanding, the obligations of
Borrowers hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by Lender would be contrary to the provisions of any law applicable to
Lender limiting the highest rate of interest which may be lawfully contracted for, charged or received by Lender, and in such event Borrowers shall pay Lender interest at the highest rate permitted by applicable law.

     (e) Interest shall be based on the average daily outstanding loans for each month and shall be computed by applying the ratio of the annual interest rate over a year of 360 days, multiplied by such average daily outstanding principal balance, multiplied by the actual number of days such average daily principal balance is outstanding, and shall be payable on the applicable Interest Payment
Date. Any change in the Prime Rate shall be effective as of the effective date stated in the announcement by Lender of such change. All sums paid, or agreed to be paid, by Borrowers which are, or hereafter may be construed to be, compensation for the use, forbearance or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, spread and allocated throughout the full term of all such indebtedness until the indebtedness is paid in full.

     2.6 Termination of Agreement. This Agreement may be terminated by Lender upon the occurrence of a Default as provided in Section 13 of this Agreement
(which Defaults include, without limitation, Borrowers' failure to pay any
Liabilities when due or demanded). Upon the effective date of termination, all of the Liabilities shall become immediately due and payable without notice or demand. Notwithstanding any termination, until all of the Liabilities shall have been fully paid and satisfied, Borrowers shall continue to pay interest to
Lender as provided in Section 2.5 of this Agreement, Lender shall be entitled to retain its security interest in the Collateral, Borrowers shall continue to remit collection of Accounts and proceeds of Collateral as provided in this
Agreement, and Lender shall retain all of its rights and remedies under this
Agreement.

     2.7 Taxes.

                                      -17-

     (a) Any and all payments by Borrowers to Lender under this Agreement shall be made free and clear of, and without deduction or withholding for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of Lender, such taxes (including income taxes or franchise taxes) as are imposed on or measured by Lender's net income by the jurisdiction under the laws of which such Lender is organized or maintains a lending office or any political subdivision thereof
(all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes").

     (b) In addition, Borrowers shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Ancillary Agreements (hereinafter referred to as "Other Taxes").

     (c) Borrowers shall indemnify and hold harmless Lender for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.7) paid by Lender and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within thirty (30) days from the date Lender makes written demand therefor.

     (d) If Borrowers shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to Lender, then:

          (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.7) Lender receives an amount equal to the sum it would have received had no such deductions been made;

          (ii) Borrowers shall make such deductions; and

          (iii) Borrowers shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

     (e) Within thirty (30) days after the date of any payment by Borrowers of
Taxes or Other Taxes, Borrowers shall furnish to Lender the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to Lender.

     2.8 Fees.

     (a) Borrowers shall pay to Lender a note processing fee in the amount of
$800.00 at Closing, which fee shall be deemed fully earned.

     (b) Borrowers shall pay to Lender an unused line fee of one-quarter of one percent (0.25%) of the difference between (i) $15,000,000 and (ii) the sum of the average daily balance of the Revolving Loans plus the average daily Letter of Credit Obligations for each calendar quarter, which fee shall be fully earned by Lender and payable quarterly in arrears within five (5) Business Days after the last Business Day of each calendar quarter. Said fee shall be calculated on the basis of a 360 day year.

                                      -18-

     2.9 Letters of Credit.

     (a) Subject to the terms and conditions of this Agreement and upon (i) the execution by Borrowers and Lender of a Master Letter of Credit Agreement in form and substance acceptable to Lender (together with all amendments, modifications and restatements thereof, the "Master Letter of Credit Agreement"), and (ii) the
execution and delivery by Borrowers, and the acceptance by Lender in its sole discretion of a Letter of Credit Application, Lender agrees to issue for the account of Borrowers such Letters of Credit (each a "Letter of Credit") in the standard form of Lender and otherwise in form and substance acceptable to
Lender, from time to time during the term of this Agreement, provided that there is availability under the Revolving Loans equal to or greater than the amount of such Letter of Credit requested, and provided further that the Letter of Credit
Obligations may not at any time exceed the Letter of Credit Commitment, and provided further that no Letter of Credit shall have an expiration date later than the date on which the Revolving Loans mature. The amount of any payments made by Lender with respect to draws made by a beneficiary under a Letter of
Credit for which Borrowers have failed to reimburse Lender upon the earlier of
(i) Lender's demand for repayment, or (ii) five (5) days from the date of such payment to such beneficiary by Lender, shall be deemed to have been converted to a Revolving Loan as of the date such payment was made by Lender to such beneficiary. Upon the occurrence of an Event of a Default and at the sole option of Lender, all amounts due under Letters of Credit issued by Lender on behalf of
Borrowers shall be converted to a Revolving Loan, all without demand, presentment, protest or notice of any kind, all of which are hereby waived by
Borrowers. To the extent the provisions of the Master Letter of Credit Agreement differ from, or are inconsistent with, the terms of this Agreement, the provisions of this Agreement shall govern.

     (b) Letters of Credit shall bear interest at one and one-half percent
(1.5%) and shall be subject to normal and customary fees.

3.   ELIGIBLE ACCOUNTS: ELIGIBLE INVENTORY

     3.1 Eligible Accounts. Upon Borrowers' delivery to Lender of an Accounts
Report, Lender shall determine, in its sole discretion, which Accounts listed thereon are "Eligible Accounts". In making this determination, Lender will consider the following requirements:

     (a) If the Account arises because of the sale of goods, such goods have been shipped or delivered on open account and on an absolute sale basis and not on consignment, on approval or on a sale-or-return basis or subject to any other repurchase or return agreement and no material part of such goods has been returned (other than returns described in Section 7.4 of this Agreement), repossessed, rejected, lost or damaged;

     (b) The Account is not evidenced by chattel paper or an instrument of any kind;

     (c) The Account Debtor obligated on such Account, to the knowledge of
Borrowers, is not insolvent or the subject of any bankruptcy or insolvency proceeding of any kind and Lender is satisfied with the creditworthiness of such
Account Debtor;

     (d) (i) The Account is owing from an Account Debtor located within the
United States or, (ii) if the Account is owing from an Account Debtor located outside the United States,

                                      -19-

(A) such Account Debtor is set forth on Exhibit N hereto or Lender has approved in writing of the Account Debtor obligated under such Account and (B)
notwithstanding Section 3.1(h) hereof, such Account has not remained unpaid for a period exceeding ninety (90) days after the due date of invoice;

     (e) The Account is a valid, legally enforceable obligation of the relevant
Account Debtor and it shall not be an Eligible Account to the extent of any setoff, counterclaim, credit, allowance or adjustment asserted by such Account
Debtor;

     (f) The Account is subject to and covered by Lender's perfected security interest and is not subject to any other lien, claim, encumbrance or security interest;

     (g) The Account is evidenced by an invoice or other documentation in form acceptable to Lender;

     (h) The Account is due and payable within sixty (60) days after the date of the invoice and has not remained unpaid for a period exceeding ninety (90) days after the due date of invoice (except with respect to certain "tooling" Accounts as determined by Lender in its sole discretion, such Account has not remained unpaid for a period exceeding one hundred fifty (150) days after the due date of invoice) and not more than fifty percent (50%) of the balance of all Accounts owing from the Account Debtor obligated under such Account has remained unpaid for more than ninety (90) days after the invoice due date;

     (i) The Account is not owing from an employee, officer, agent, director, stockholder or Affiliate or from the United States of America or any department, agency or instrumentality thereof;

     (j) The Account is not one in which, when added to a particular Account
Debtor's other indebtedness to Borrowers, exceeds fifty percent (50%) of all
Accounts of Borrowers (except that Accounts excluded from Eligible Accounts solely by reason of this Section 3.1(j) shall be included to the extent of such concentration limit);

     (k) Each of the warranties and representations set forth in Section 9.2 of this Agreement has been reaffirmed with respect to such Account at the time the most recent Accounts Report was delivered to Lender; and

     (l) The Account is one against which Lender is legally permitted to make loans and advances.

     3.2 Eligible Inventory. Upon Borrowers' delivery to Lender of an Inventory
Certification Report, Lender shall determine, in its sole discretion, which
Inventory listed thereon is "Eligible Inventory." In making this determination,
Lender will consider the following requirements:

     (a) The Inventory consists of raw material, work in process or finished goods, is in good condition, meets all standards imposed by any governmental agency or department or division thereof having regulatory authority over such goods, is identified to an acceptable

                                      -20-

purchase order or contract in Lender's sole discretion, and is not otherwise unacceptable to Lender due to age (must be less than one year old);

     (b) The Inventory is located at one of the locations listed on Exhibit D attached hereto, is subject to and covered by Lender's perfected security interest and is not subject to any other lien, claim, encumbrance or security interest (all Inventory at other locations shall not be considered to be
Eligible Inventory);

     (c) The Inventory has not been consigned to a customer of a Borrower;

     (d) Each of the warranties and representations set forth in Section 9.3 of this Agreement has been reaffirmed with respect thereto at the time the most recent Inventory Certification Report was delivered to Lender; and

     (e) The Inventory was not purchased by a Borrower in or as part of a "bulk"
transfer or sale of assets unless such Borrower has complied with all applicable bulk sales or bulk transfer laws.

4.   PAYMENTS

     4.1 Borrowers' Loan Account; Method of Making Payments. Lender shall maintain a loan account ("Loan Account") on its books in which shall be recorded
(i) all loans and advances made by Lender to Borrowers pursuant to this
Agreement, (ii) all payments made by Borrowers on all such loans and advances and (iii) all other appropriate debits and credits as provided in this
Agreement, including, without limitation, all fees, charges, expenses and interest. All entries in Borrowers' Loan Account shall be made in accordance with Lender's customary accounting practices as in effect from time to time.
Unless otherwise agreed to in writing from time to time thereafter, all payments which Borrowers are required to make to Lender under this Agreement or under any of the Ancillary Agreements shall be made by appropriate debits to Borrowers'
Loan Account. Lender may, in its sole discretion, elect to bill Borrowers for such amounts in which case the amount shall be immediately due and payable with interest thereon as provided herein.

     4.2 Payment Terms for Revolving Loans. All of the amounts due under the
Revolving Loan Facility shall be payable at the address of Lender set forth in
Section 14.10 of this Agreement. (i) Interest shall be payable in arrears on the first day of each month (for the immediately preceding month) out of the first collections received with respect to any proceeds of Collateral, (ii) fees, costs, expenses and similar charges shall be payable as and when provided in this Agreement or the Ancillary Agreements, (iii) the principal balance of the
Revolving Loans shall be payable from collections received with respect to any proceeds of Collateral as such proceeds are received and (iv) all outstanding
Liabilities shall be immediately due and payable as provided in Section 2.1 and on the termination of this Agreement; provided, however, that if at any time the outstanding principal balance of the Liabilities exceeds the Revolving
Availability, Borrowers shall immediately pay to Lender such amount as is necessary to eliminate such excess.

     4.3 Collection of Accounts and Payments. Borrowers shall establish a special account ("Blocked Account") with Lender in Lender's name into which
Borrowers will

                                      -21-

immediately deposit all cash or remittances in the identical form in which such payment was made, whether by cash or check. In addition, Borrowers shall establish a special lock box ("Lock Box") in Lender's name with Lender and
Borrowers shall direct each of its account debtors to make payments due to
Borrowers directly to the Lock Box, which shall be under the sole control of
Lender and maintained at the expense of Borrowers. Each Borrower hereby agrees that all payments made to such Blocked Account or Lock Box or otherwise received or held by Lender in such accounts, operating accounts or otherwise, whether on the Accounts or as proceeds of other Collateral or otherwise will be the sole and exclusive property of Lender and will be applied on account of the Revolving
Loans prior to Default, and to the Liabilities after Default until the termination of this Agreement and the satisfaction in full of the Liabilities at which time such Blocked Account, Lock Box and any payments made thereto shall become the sole Property of Borrowers.

     Notwithstanding the preceding paragraph or any other provision of this
Agreement, Borrowers shall not be required to deposit any payments or remittances received by Borrowers whether in the form of cash or checks with respect to any Environmental Insurance Claim in the Blocked Account or Lock Box.
Borrowers may deposit any payments or remittances received by them with respect to any Environmental Insurance Claim in such account(s) as the Person(s) to whom such funds are ultimately due may direct and Borrowers may establish a separate bank account (not under the control of Lender) in which they may deposit any payments or remittances received by them with respect to any Environmental
Insurance Claim until such time as Borrowers shall forward such payments to the
Person(s) to whom such funds are ultimately due.

     For purposes of calculating interest, Lender will credit (conditional upon final collection) all payments, other than wire transfers, received by Lender through the Blocked Account to Borrowers' Loan Account two (2) Business Days
after the date of receipt by Lender (for purposes of determining availability and for the purpose of determining the occurrence of a Default), all payments shall be credited on the date of receipt by Lender. Wire transfer payments received before 1:00 p.m. (Chicago time) shall be credited the same day. Each
Borrower and any Affiliates, Subsidiaries, shareholders, directors, officers, employees, agents or those Persons acting for or in concert with such Borrower shall, acting as trustee for Lender, receive, as the sole exclusive property of
Lender, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, such Borrower shall remit the same or cause the same to be deposited in such Blocked Account. Each
Borrower agrees to pay to Lender any and all fees, costs and expenses which
Lender incurs in connection with opening, operating and maintaining the special account and depositing for collection by Lender any check or item of payment received and/or delivered to Lender on account of the Liabilities.

     4.4 Application of Payments and Collections. Each Borrower irrevocably waives the right to direct the application of payments and collections received by Lender from or on behalf of such Borrower, and each Borrower agrees that
Lender shall have the continuing exclusive right to apply and reapply any and all such payments and collections against the Revolving Loans in such manner as
Lender may deem appropriate, notwithstanding any entry by Lender upon any of its books and records. To the extent that a Borrower makes a payment or payments to
Lender or Lender receives any payment or proceeds of the Collateral for
Borrowers' benefit, which payment(s) or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then, to the

                                      -22-

extent of such payment or proceeds received, the Liabilities or part thereof intended to be satisfied shall be revived and shall continue in full force and effect, as if such payments or proceeds had not been received by Lender.

     4.5 Statements. All advances to Borrowers, and all other debits and credits provided for in this Agreement, shall be evidenced by entries made by Lender in its internal data control systems showing the date, amount and reason for each such debit or credit. Until such time as Lender shall have rendered to Borrowers written statements of account as provided herein, the balance in Borrowers' Loan
Account, as set forth on Lender's most recent statement, shall be rebuttably presumptive evidence of the amounts due and owing to Lender by Borrowers. Not more than five (5) days after the final day of each calendar month, Lender shall render to Borrowers a statement setting forth the balance of Borrowers' Loan
Account, including principal, interest, expenses and fees. Each such statement shall be subject to subsequent adjustment by Lender and Lender's right to reapply payments in accordance with Section 4.4 of this Agreement but shall, absent manifest errors or omissions, be presumed correct and binding upon
Borrowers and shall constitute an account stated, unless, within sixty (60) days after receipt of any statement from Lender, Borrowers shall deliver to Lender written objection thereto specifying the error or errors, if any, contained in such statement.

5.   COLLATERAL: GENERAL TERMS

     5.1 Security Interest. As security for the payment of all Revolving Loans now or in the future made by Lender to Borrowers hereunder and for the payment or other satisfaction of all other Liabilities, each Borrower hereby assigns to
Lender and grants to Lender a continuing security interest in all of the property of such Borrower, including, without limitation, all of the following property and interests in property of such Borrower, whether now owned or existing or hereafter acquired or arising and wheresoever located: (a) all
Accounts (whether or not Eligible Accounts) and all Goods whose sale, lease or other disposition by such Borrower has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, such Borrower; (b) all
Chattel Paper, Instruments, Documents and General Intangibles (including, without limitation, all patents, patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, copyright applications, registrations, licenses, software, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contract rights, payment intangibles, security interests, security deposits and rights to indemnification); (c) all Inventory (whether or not Eligible Inventory); (d) all
Goods (other than Inventory), including, without limitation, Equipment, vehicles and Fixtures; (e) all Investment Property; (f) all Deposit Accounts, bank accounts, deposits and cash; (g) all Letter-of-Credit Rights; (h) all Commercial
Tort Claims listed on Exhibit L hereto; (i) any other property of such Borrower now or hereafter in the possession, custody or control of Lender or any agent or any parent, affiliate or subsidiary of Lender or any participant with Lender in the Revolving Loans, for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise); and (j) all Supporting
Obligations, additions and accessions to, substitutions for, and replacements, products and Proceeds of the foregoing property, including, without limitation, proceeds of all insurance policies insuring the foregoing property, and all of such Borrower's books and records relating to any of the foregoing and to such
Borrower's business.

                                      -23-

     Notwithstanding the foregoing paragraph or any other provisions to the contrary set forth herein, the Collateral shall not include the Excluded
Collateral (or the products or Proceeds thereof).

     5.2 Special Collateral. Immediately upon a Borrower's receipt of any
Collateral which is evidenced or secured by an agreement, letter of credit, instrument and/or documents, including, without limitation, promissory notes, documents of title and warehouse receipts (the "Special Collateral"), such
Borrower shall deliver the original thereof to Lender or to such agent of Lender as Lender shall designate, together with appropriate endorsements, the documents required to draw thereunder (as may be relevant to letters of credit) and/or other specific evidence (in form and substance acceptable to Lender) of assignment thereof to Lender.

     5.3 Financing Statements. Each Borrower hereby authorizes Lender to file such financing statements as Lender deems necessary to perfect its lien on the
Collateral. At Lender's request, Borrowers shall execute and/or deliver to
Lender, at any time or times hereafter, all Security Documents that Lender may reasonably request, in form and substance acceptable to Lender, and pay the costs of any recording or filing of the same. Each Borrower hereby irrevocably makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as such Borrower's true and lawful attorney (and agent-in-fact) to sign the name of such Borrower, if required, on any of the Security Documents and to deliver any of the Security Documents to such Persons as Lender, in its sole discretion, may elect; provided that such Security Documents are related to and in furtherance of the security interests in the Collateral granted by
Borrowers pursuant to Section 5.1 hereof. Each Borrower agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

     5.4 Inspection; Field Examinations. Lender (by any of its officers, employees and/or agents) shall have the right, at any time or times during each
Borrower's usual business hours, upon reasonable prior notice, to inspect the
Collateral, all records related thereto (and to make extracts from such records)
and the premises upon which any of the Collateral is located, to discuss such
Borrower's affairs and finances with any Person which Person may reasonably be expected to have knowledge of such Borrower's affairs and finances relating to such Borrower's Accounts and Collateral and to verify the amount, quality, quantity, value and condition of, or any other matter relating to, the
Collateral. Without limitation of the foregoing, Lender shall have the right to conduct field examinations up to two (2) times each fiscal year (or more frequently, if such Borrower is in Default) and such Borrower agrees to cooperate fully in connection therewith. Borrowers shall pay to Lender all customary fees (currently $800 per person per day) and all costs and out-of-pocket expenses incurred by Lender in the exercise of its rights hereunder, the aggregate fees, costs and expenses for such field examinations not to exceed, so long as no Default shall have occurred and be continuing,
$24,000 in any fiscal year, and all of such fees, costs and expenses shall constitute Liabilities hereunder, shall be payable on demand and, until paid, shall bear interest at the highest rate then applicable to Revolving Loans hereunder.

     5.5 Location of Collateral. Each Borrower's chief executive office, principal place of business and all other offices and locations of the collateral and books and records related thereto (including, without limitation, computer programs, printouts and other computer materials and records concerning the Collateral) are set forth on Exhibit D attached hereto and made a part

                                      -24-

hereof. Borrowers shall not remove their books and records or the Collateral from any such locations (except for removal of Inventory upon its sale) and shall not open any new offices or relocate any of its books and records or the
Collateral except that such removal, opening or relocation may be made to a place within the continental United States of America with at least thirty (30)
days' prior written notice thereof to Lender.

     5.6 Lender's Payment of Claims Asserted Against Borrowers. Lender may but
shall not be obligated to, at any time or times hereafter, in its sole discretion, and without waiving any Default or waiving or releasing any of the obligation, liability or duty of Borrowers under this Agreement or the Ancillary
Agreements, pay, acquire and/or accept an assignment of any security interest, lien, claim or other encumbrance asserted by any Person against the Collateral.
All sums paid by Lender under this Section 5.6, including all costs, fees and expenses, reasonable attorneys' and paralegals' fees, be payable by Borrowers to
Lender on demand and shall be additional Liabilities secured by the Collateral.

6.   COLLATERAL: ACCOUNTS

     6.1 Verification of Accounts. Any of Lender's officers, employees or agents shall have the right, at any time or times hereafter, in Lender's name or in the name of a firm of independent certified public accountants acceptable to Lender, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, telegraph or otherwise.

     6.2 Assignments, Records and Accounts Report. Borrowers shall keep accurate and complete records of its Accounts and, as frequently as Lender shall require, but not less frequently than monthly nor more frequently than weekly, Borrowers shall deliver to Lender an Accounts Report of all of their Accounts. Borrowers shall also deliver to Lender, upon demand, the original copy of all documents, including, without limitation, repayment histories, present status reports and shipment reports, relating to the Accounts included in any Accounts Report and such other matters and information relating to the status of then existing
Accounts as Lender shall reasonably request.

     6.3 Notice Regarding Disputed Accounts. Borrowers shall give Lender prompt written notice of any Account which is in dispute between an Account Debtor and
Borrowers for an amount in excess of $15,000. Each Accounts Report shall identify all such disputed accounts and disclose with respect thereto, in a reasonable detail, the reason for the dispute, all claims related thereto and the amount in controversy.

7.   COLLATERAL: INVENTORY

     7.1 Sale of Inventory. Unless a Default occurs, Borrowers may sell
Inventory in the ordinary course of its business (which does not include a transfer in partial or total satisfaction of Indebtedness, excepting any transfer in respect of a credit memorandum issued pursuant to Section 7.4).

     7.2 Safekeeping of Inventory; Inventory Covenants. Lender shall not be responsible for (i) the safekeeping of the Inventory; (ii) any loss or damage thereto or destruction thereof occurring or arising in any manner or fashion from any cause; (iii) any diminution in the value of Inventory or (iv) any act or default of any carrier, warehouseman, bailee or forwarding agency or

                                      -25-

any other Person in any way dealing with or handling the Inventory. All risk of loss, damage, distribution or diminution in value of the Inventory shall be borne by Borrowers.

     7.3 Records and Schedules of Inventory. Borrowers shall keep correct and accurate records on a first-in first-out basis, itemizing and describing the kind, type and quantity of Inventory, Borrowers' cost therefor and selling price thereof, and the withdrawals therefrom and additions thereto and Inventory then on consignment. A physical count of the Inventory certified by a certified public accounting firm shall be conducted no less often than annually.

     7.4 Returned and Repossessed Inventory. If at any time prior to the occurrence of a Default, any Account Debtor returns any Inventory to Borrowers,
Borrowers shall promptly determine the reason for such return and, if Borrowers accept such return, issue a credit memorandum (with a copy available for Lender)
in the appropriate amount to such Account Debtor; provided, however, that, subsequent to the occurrence of a Default under this Agreement, Borrowers shall not, without the prior consent of Lender, accept on any single day, returned
Inventory the sale price of which was in excess of $10,000 in the aggregate.
After the occurrence of a Default, Borrowers shall hold all returned Inventory in trust for Lender, shall segregate Borrowers' possession and shall conspicuously label said returned cases, immediately notify Lender of the return of any Inventory, specifying the reason for such return and the location and condition of the returned Inventory.

8.   COLLATERAL: EQUIPMENT

     8.1 Maintenance of Equipment. Borrowers shall keep and maintain the
Equipment in good operating condition and repair, ordinary wear and tear excepted, and shall make all necessary replacements thereof so that the value, utility, and operating efficiency thereof shall at all times be maintained and preserved and shall promptly inform Lender of any material additions to or deletions from the Equipment. Borrowers shall not permit any such items to become affixed to real estate in such manner that such Equipment will become a fixture or an accession to other personal property.

     8.2 Evidence of Ownership of Equipment. Borrowers shall, upon Lender's request, deliver to Lender all evidence of ownership of any of the Equipment
(including, without limitation, bills of sale, certificates of title, and applications for title).

     8.3 Proceeds of Equipment. Borrowers shall not, without the prior written consent of Lender which consent shall not be unreasonably withheld, sell, lease, grant a security interest in or otherwise dispose of or encumber the Equipment or any part thereof; provided, however, that in any fiscal year of Borrowers,
Borrowers may sell or otherwise dispose of Equipment with an aggregate net book value not to exceed $50,000 without the prior written consent of Lender. In the event any Equipment is sold, transferred, or otherwise disposed of as permitted in this Section 8.3, Borrowers shall deliver all of the Net Proceeds of such sale, transfer, or disposition to Lender, which Net Proceeds shall be applied to the repayment of the Liabilities; provided, however, that with Lender's prior written consent, which consent shall not be unreasonably withheld, Borrowers may use the proceeds of such sale, transfer, or disposition to finance the purchase of replacement Equipment. Borrowers shall deliver to Lender written evidence of the use of the proceeds for such purchase; all replacement Equipment purchased by Borrowers shall

                                      -26-

be free and clear of all liens, claims, security interests, and other encumbrances, except for such liens, claims, security interests, and other encumbrances that (i) do not apply to property of such Borrower other than the replacement Equipment so acquired, and the Indebtedness secured thereby and does not exceed the cost of the replacement Equipment so acquired, (ii) are granted to Lender or (iii) are otherwise permitted in this Agreement.

9.   WARRANTIES AND REPRESENTATIONS

     9.1 General Warranties and Representations. Each Borrower warrants and represents to Lender that:

     (a) Such Borrower is a corporation duly incorporated and validly existing and in good standing under the laws of the state of its incorporation, as represented at the beginning of this Agreement, and is qualified or licensed to do business in all other countries, states and provinces in which the laws thereof require Borrower to be so qualified and/or licensed;

     (b) Such Borrower has not used, during the period subsequent to the emergence from Chapter 11 Bankruptcy on January 23, 2004 to the date of this
Agreement, and does not intend to use any other name or fictitious name, except as disclosed in Exhibit E attached hereto and made a part hereof;

     (c) Such Borrower has the right and power and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and the
Ancillary Agreements executed concurrently herewith;

     (d) The execution, delivery and performance by such Borrower of this
Agreement and the Ancillary Agreements to which it is a party shall not, by their execution or performance, the lapse of time, the giving of notice or otherwise, constitute a contravention of any applicable law, rule or regulation or a breach of any provision contained in such Borrower's Certificate of
Incorporation or By-Laws or contained in any agreement, instrument, indenture or other document to which such Borrower is now a party or by which it is bound except in the case of this clause (d) where the contravention of such contractual restrictions would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

     (e) Such Borrower's use of the proceeds of any advances and readvances made by Lender to such Borrower pursuant to this Agreement are, and will continue to be, legal and proper uses (duly authorized by its operating agreement) and such uses are consistent with all material applicable laws and statutes, as in effect as of the date hereof;

     (f) Such Borrower has, and is current and in good standing with respect to, all governmental approvals, permits, certificates, inspections, consents and franchises necessary to conduct or to continue to conduct its present or intended business as heretofore conducted by it and to own or lease and operate its properties as now owned or leases and operated by it or by the previous owner of those properties where the failure to have such approvals, permits, certificates, inspections, consents and franchises would not materially and adversely affect such Borrower's business, properties, assets, operations, or condition, financial or otherwise;

                                      -27-

     (g) None of said approvals, permits, certificates, consents or franchises contain any term, provision, condition or limitation more burdensome than such as are generally applicable to Persons engaged in the same or similar business in similar locations and under similar conditions and circumstances as such
Borrower;

     (h) Such Borrower on a consolidated basis with the other Borrower, (i) now has capital sufficient to carry on its business and transactions and all businesses and transactions in which it is about to engage, (ii) is now solvent and able to pay its debts as they mature and (iii) now owns property the fair saleable value of which is greater than the amount required to pay such
Borrower's debts;

     (i) Except as disclosed on Exhibit F attached hereto and made a part hereof and in the Financials, such Borrower has (i) no litigation pending where such litigation would reasonably be expected to result in Borrower liabilities greater than $100,000 and (ii) no Indebtedness (except for trade payables arising in the ordinary course of its business (and which are regularly reflected in financial reports) since the last date reflected in the Financials)
and has not guaranteed the obligations of any other Person;

     (j) Such Borrower is not a party to any contract or agreement or subject to any charge, corporate restriction, judgment, decree or order which would reasonably be expected to have, individually or in the aggregate, a Material
Adverse Effect, and is not a party to any labor dispute; there are no strikes or walkouts relating to any labor contracts and no such contract is scheduled to expire during the term of this Agreement, except as disclosed on Exhibit G attached hereto and made a part hereof;

     (k) Such Borrower has good, indefeasible and merchantable title to and ownership of the Collateral, free and clear of all liens, claims, security interests and other encumbrances except those of Lender and those, if any, described on Exhibit H attached hereto;

     (l) Such Borrower is not in violation of any applicable statute, rule, regulation or ordinance of any governmental entity, including, without limitation, the United States of America, any state, city, town, municipality, county or of any other jurisdiction, or of any agency thereof, in any respect materially and adversely affecting the Collateral or such Borrower's business, property, assets, operations or condition, financial or otherwise;

     (m) Such Borrower is not in default under any indenture, loan agreement, mortgage, lease, trust deed, deed of trust or other similar agreement relating to the borrowing of monies to which it is a party or by which it is bound, except in the case of this clause (m) where such default would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

     (n) The Financials fairly present the assets, liabilities and financial condition and results of operations of Borrowers and such other Persons described therein as of the dates thereof; there are no omissions or other facts or circumstances which are or may be material and there has been no material and adverse change in the assets, liabilities or financial or other condition of
Borrowers since the date of the Financials; there exist no equity or long term investments in or outstanding advances to any Person not reflected in the
Financials; there are no

                                      -28-

actions or proceedings which are pending or, to the best of such Borrower's knowledge, threatened against such Borrower or any other Person where such actions or proceedings would reasonably be expected to have, individually or in the aggregate, a material adverse change in such Borrower's financial condition or materially and adversely affect such Borrower's operations, its assets or the
Collateral;

     (o) Except as disclosed on Exhibit G attached hereto and made a part hereof, such Borrower has received no notice to the effect that it is not in full compliance with any of the requirements of the Employee Retirement Income
Security Action of 1974, as amended, ("ERISA") and the regulations promulgated thereunder and, to the best of its knowledge there exists no event described in
Section 4043 of ERISA, excluding subsections 4043(b)(2) and 4043(b)(3) thereof
("Reportable Event");

     (p) Such Borrower has filed all federal, state and local tax returns and other reports, or has been included in consolidated returns or reports filed by an Affiliate, which such Borrower is required by law, rule or regulation to file and all Charges that are due and payable have been paid;

     (q) Such Borrower's execution and delivery of this Agreement or any of the
Ancillary Agreements does not directly or indirectly violate or result in a violation of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including without limitation, Regulation U, T or X of the Board of Governors of the Federal Reserve System (12 CFR 221, 220 and 224,
respectively) and such Borrower does not own or intend to purchase or carry any
"margin security," as defined in said Regulations; and

     (r) Except as disclosed on Exhibit I attached hereto and made a part hereof, (i) to such Borrower's knowledge, the operations of such Borrower are in material compliance with all applicable Environmental Laws; (ii) to such
Borrower's knowledge, such Borrower has obtained all environmental, health and safety permits required under applicable Environmental Laws for such operations, and all such permits are in good standing and such Borrower is in material compliance with all terms and conditions of such permits; (iii) neither such
Borrower nor any of its present Property or operations, and, to such Borrower's knowledge ("Borrower's knowledge") means the knowledge of such Borrower's officers, directors, employees and shareholders), neither such Borrower's past
Property or operations, are subject to any (A) order from or agreement with any
Governmental Authority or any judicial or administrative proceeding or investigations respecting any applicable Environmental Laws, any remedial action or any Liabilities arising from the Release or threatened Release of a Hazardous
Material into the environment or (B) agreement with a private party expressly providing for any investigation or remediation resulting from a known Release or threatened Release of a Hazardous Material into the environment; (iv) such
Borrower has not filed any notice under any applicable Environmental Laws indicating that past or present "treatment," "storage" or "disposal" of a
"hazardous waste," as such terms are defined under RCRA, or any state equivalent on any Property presently or heretofore owned, used, or operated by Borrower has occurred; (v) Borrower has not filed any notice under any applicable
Environmental Law reporting a Release of 500 gallons or more of a Hazardous
Material into the environment from any past or present Property or operations of
Borrower; (vi) there is not now on or in the Property of such Borrower (A) any
"treatment", "storage" or "disposal" of any "hazardous waste," as such terms

                                      -29-

are defined under the RCRA, as amended, or any state equivalent; (B) more than one (1) underground storage tank or (C) any surface impoundments, or (D) any polychlorinated biphenyls (PCB's) used in hydraulic oils, electrical transformers or other equipment; and (vii) Borrower has not received any notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of a Hazardous Material into the environment;
and (viii) no Environmental Lien has attached to any Property of such Borrower.

     (s) Such Borrower represents and warrants that no portion of any advance or loan made hereunder shall be used directly or indirectly to purchase ineligible securities, as defined by applicable regulations of the Federal Reserve Board, underwritten by any Affiliate of Lender during the underwriting period and for thirty (30) days thereafter.

     9.2 Account Warranties and Representations. Each Borrower warrants and represents that Lender may rely, in determining which Accounts listed on any
Accounts Report, Borrowing Base Certificate, or collateral activity report are
Eligible Accounts, without independent investigation on all statements or representations made by such Borrower on or with respect to any such Accounts
Report and, unless otherwise indicated in writing by such Borrower, that;

     (a) Such Accounts are genuine, are in all respects what they purport to be, are not evidenced by a judgment and, if evidenced by any instrument, agreement, contract or documents, are evidenced by only one executed original instrument, agreement, contract, or document, which has been endorsed and delivered to
Lender;

     (b) Such Accounts represent undisputed, bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto;

     (c) Except for credits issued to any Account Debtor in the ordinary course of Borrowers' business for Inventory returned pursuant to Section 7.4 of this
Agreement, the amounts shown on the Accounts Report, and all invoices and statements delivered to Lender with respect to any Account, are actually and absolutely owing to Borrowers and are not contingent for any reason;

     (d) To the best of such Borrower's knowledge, except as may be disclosed on such Accounts Report, there are no setoffs, counterclaims or disputes existing or asserted with respect to any Accounts included on an Accounts Debtor for any deduction from Borrowers in the ordinary course of its business for prompt payment, all of which discounts or allowances are reflected in the calculation of the invoice related to such Account;

     (e) To the best of such Borrower's knowledge, there are no facts, events or occurrences which in any way impair the validity or enforcement of any of the
Accounts or tend to reduce the amount payable thereunder from the amount of the invoice shown on any Accounts Report, and on all contracts, invoices and statements delivered to Lender with respect thereto;

     (f) Such Borrower has no knowledge of the insolvency of any Account Debtor or the incapacity of any Account Debtor to contract at the time any contract or other document giving rise to the Account of such Account Debtor was executed;

                                      -30-

     (g) The goods, the sale of which gave rise to the Accounts are not, and were not at the time of the sale thereof, subject to any lien, claim, security interest or other encumbrance, except those of Lender, those removed or terminated prior to or on the date hereof and those subordinate to Lender's security interest;

     (h) Such Borrower has no knowledge of any fact or circumstances which would impair the validity or collectibility of any of the Accounts;

     (i) To the best of such Borrower's knowledge, without independent inquiry, there are no proceedings or actions which are threatened or pending against any
Account Debtor which might result in any material adverse change in its financial or other condition; and

     (j) The Accounts have not been pledged to any other Person.

     9.3 Inventory Warranties and Representations. Each Borrower warrants and represents that Lender may rely, in determining which items of Inventory listed on any Inventory Certification Report are Eligible Inventory, without independent investigation on all statements or representations made by such
Borrower on or with respect to any such Inventory Certification Report and, unless otherwise indicated in writing by such Borrower, that:

     (a) All Inventory is located on premises listed on Exhibit D or is
Inventory which is in transit and is so identified on the relevant Inventory
Certification Report;

     (b) No Inventory is subject to any lien, claim, security interest or other encumbrance whatsoever, except for the security interest of Lender hereunder, or a lien, claim, security interest or other encumbrance subordinated to the security interest of Lender hereunder in a manner satisfactory to Lender in form and substance; and

     (c) Except as specified on Exhibit D, no Inventory is now, and shall not at any time or times hereafter be, stored with a bailee, warehouseman or similar party without Lender's prior written consent and, if Lender gives such consent,
Borrowers will concurrently therewith cause any such bailee, warehouseman or similar party to issue and deliver to Lender, in form and substance acceptable to Lender, warehouse receipts therefor in Lender's name.

     9.4 Automatic Warranty and Reaffirmation of Warranties and Representations.
Each request for an Advance made by Borrowers pursuant to this Agreement or the
Ancillary Agreements shall constitute (i) an automatic warranty and representation by Borrowers to Lender that there does not then exist a Default or an Event of Default and (ii) a reaffirmation as of the date of said request of all of the representations and warranties of Borrowers contained in this
Agreement and/or the Ancillary Agreements, except for such representations and warranties which by their express terms are made only as of an earlier date.

     9.5 Survival of Warranties and Representations. Each Borrower covenants, warrants and represents to Lender that all representations and warranties of such Borrower contained in this Agreement and the Ancillary Agreements shall be true at the time of such Borrower's execution of this Agreement and the
Ancillary Agreements, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto, except for such representations and warranties which by their

                                      -31-

express terms are made only as of an earlier date. Each Borrower and Lender expressly agree that any misrepresentation or breach of any representation or warranty whatsoever contained in this Agreement or the Ancillary Agreements shall be deemed material.

10.  COVENANTS AND CONTINUING AGREEMENTS

     10.1 Affirmative Covenants. Each Borrower covenants that it shall (unless waived in writing by Lender):

     (a) Pay to Lender, on demand, any and all fees, costs or expenses which
Lender or any Participant pays to a bank or other similar institution arising out of or in connection with (i) the forwarding to Borrowers or any other Person on behalf of Borrowers, by Lender or any Participant, of proceeds of loans made by Lender to Borrowers pursuant to this Agreement and (ii) the depositing for collection, by Lender or any Participant, of any check or item of payment received and/or delivered to Lender or any Participant on account of the
Liabilities;

     (b) At Borrowers' sole cost and expense, keep and maintain the Collateral insured for its full insurable value against loss or damage by fire, theft, explosion, sprinklers and all other hazards and risks ordinarily insured against by other owners or users of such properties in similar businesses in similar locations and notify Lender promptly of any event or occurrence causing a material loss or decline in value of the Collateral and the estimated (or actual, if available) amount of such loss or decline;

     (c) Promptly upon such Borrower's learning thereof, inform Lender in writing of (i) any material delay in such Borrower's performance of any of its obligations to any Account Debtor and of any assertion of any material claims, offsets, defenses or counterclaims by any Account Debtor and of any material allowances or credits granted (including all credits issued for returned or repossessed inventory) and/or other monies advanced by such Borrower to any
Account Debtor and (ii) all material adverse information relating to the financial or other condition of any Account Debtor;

     (d) Keep books of account and prepare financial statements and furnish to
Lender the following (all of the foregoing and following to be kept and prepared in accordance with GAAP applied on a basis consistent with the Financials, unless such Borrower's independent certified public accountants concur in any changes therein and such changes are disclosed to Lender and are consistent with
GAAP);

          (i) as soon as available, but not later than one hundred twenty (120)
days after the close of each fiscal year of Borrowers, audited financial statements of Borrowers (including a consolidated balance sheet and profit and loss statement with supporting footnotes and operating expense detail) as of the end of such year and for the year then ended issued by a firm of independent certified public accountants of recognized standing acceptable to Lender and selected by Borrowers. In addition, Borrowers shall provide a copy of the management letter, if any, delivered to Borrowers by such certified public accounting firm;

          (ii) as soon as available, but not later than forty-five (45) days after the end of each calendar month hereafter, an internally-prepared consolidated and consolidating financial statements of Borrowers as at the end of the portion of Borrowers' fiscal year then

                                      -32-

elapsed, fairly presenting the financial position and results of operations of
Borrowers for such period;

          (iii) the Accounts Report (including agings) and the Inventory
Certification Report, supporting data, inventory run, and all related reports and papers, each on a monthly basis, as soon as available but not later than forty-five (45) days after the end of each calendar month hereafter;

          (iv) accounts payable listings on a monthly basis, in form acceptable to Lender, as soon as possible but not later than forty-five (45) days after the end of each calendar month hereafter;

          (v) a Covenant Compliance Certificate in the form attached hereto as
Exhibit J, as soon as possible but not later than forty-five (45) days after the end of each calendar month hereafter;

          (vi) information in connection with semi-annual (or more frequently, if so requested by Lender with its sole discretion) field examinations by
Lender;

          (vii) as soon as possible but not later than thirty (30) days after and as of the end of each calendar year hereafter, a review and report in reasonable detail of all insurance of Borrowers then in force;

          (viii) as soon as possible but not later than forty-five (45) days after the end of each month hereafter, a Borrowing Base Certificate;

          (ix) within one hundred twenty (120) days after the end of Borrowers'
fiscal year, a copy of the plan and forecast (including a projected balance sheet, income statement and funds flow statement) of Borrowers for each month of the applicable fiscal year, in form acceptable to Lender;

          (x) such other data and information (financial and other) as Lender from time to time may request, bearing upon or related to the Collateral, a
Borrower's financial condition and/or results of operations;

     (e) Notify Lender in writing, promptly upon, but in no event later than five (5) Business Days after such Borrower's learning thereof, that any Eligible
Account or Eligible Inventory has become ineligible and the reasons(s) for such ineligibility;

     (f) Notify Lender in writing, promptly upon such Borrower's learning thereof, of any litigation or of the instigation of any suit or administrative proceeding involving money or property or seeking damages in excess of $50,000 or which may otherwise materially adversely affect the operations, financial condition or business of such Borrower or any guarantor or Lender's security interest in the Collateral, whether or not the claim is considered by such
Borrower to be covered by insurance;

     (g) Provide Lender with copies of all agreements between such Borrower or
Borrowers and any warehouse at which Inventory may, from time to time, be kept and all lease

                                      -33-

or similar agreements between such Borrower or Borrowers and any Person, whether such Borrower is lessor or lessee thereunder or Borrowers are lessors or lessees thereunder;

     (h) Maintain product liability and other liability insurance in accordance with the requirements of Section 10.5 and Exhibit K.

     (i) Comply with all applicable federal, state and local laws and regulations, and foreign laws and regulations, including but not limited to, environmental laws, labor and employment laws, income, sales, unemployment and social security taxes, and pension funds and retirement benefit programs as required by ERISA where the failure to so comply would materially and adversely affect such Borrower's business, property, assets, operations or condition, financial or otherwise; and

     (j) Notify Lender in writing, promptly upon such Borrower's learning thereof, of any notice or claim to the effect that (A) such Borrower may be liable to any Person as a result of the Release or threatened Release of a
Contaminant, (B) any Property of such Borrower is subject to an Environmental
Lien, or (C) such Borrower is subject to the commencement or threat of any judicial or administrative proceeding alleging a violation of any Environmental
Law.

     10.2 Negative Covenants. Each Borrower covenants that it shall not, without the prior written consent of Lender, which shall not be unreasonably withheld:

     (a) Merge, permit a change of ownership or consolidate with or acquire the stock or assets of any Person, provided, that any Borrower may (i) change the organizational form of any Subsidiary to a limited liability company or a limited liability partnership and (ii) Fansteel may, as permitted under Delaware
Law, if so authorized in accordance with Delaware Law, undertake a reverse stock split so as to reduce the number of its shareholders in order to reduce its reporting obligations under the `33 Act and the `34 Act, in all cases upon prior written notice to Lender;

     (b) Make any investment in the securities of any Person;

     (c) Declare or pay any dividends upon any of such Borrower's stock or make any distribution of such Borrower's property or assets, provided that Wellman may at any time declare and pay dividends to Fansteel; provided further, that for the purposes of this covenant, Redemptions of Fractional Shares with an aggregate cash consideration paid for such Redemptions of Fractional Shares equal to or less than $750,000 shall not be deemed to be a dividend or distribution of such Borrower's property or assets;

     (d) Make any loans or other advances of money (other than salary) to officers, directors, stockholders or Affiliates of such Borrower;

     (e) Redeem, retire, purchase or otherwise acquire, directly or indirectly, any of such Borrower's stock, or make any material change in such Borrower's capital structure or in any of its business objectives, purposes and operations which might in any way adversely affect the repayment of the Liabilities;
provided, however, that for the purposes of this covenant, Redemptions of
Fractional Shares with an aggregate cash consideration paid for such Redemptions of Fractional Shares less than or equal to $750,000 shall not be deemed to be a dividend or any distribution of such Borrower's property or assets;

                                      -34-

     (f) Enter into, or be a party to, any transaction with, or issue or any dividends or make any distributions to, any Affiliate, officer or stockholder of such Borrower, except in the ordinary course of and pursuant to the reasonable requirements of such Borrower's business and upon fair and reasonable terms which are fully disclosed to, and approved by, Lender and are no less favorable to such Borrower than would obtain in a comparable arm's length transaction with a Person not an Affiliate or stockholder of such Borrower; provided, however, that for the purposes of this covenant, Redemptions of Fractional Shares with an aggregate cash consideration paid for such Redemptions of Fractional Shares less than or equal to $750,000 shall not be deemed to be a dividend or any distribution of such Borrower's property or assets;

     (g) Enter into any transaction which materially and adversely affects the
Collateral or such Borrower's ability to repay the Indebtedness or permit or agree to any extension, compromise or settlement or make any change or modification of any kind or nature with respect to any Account, including any of the terms relating thereto, except for credits given for Inventory returned pursuant to Section 7.4 of this Agreement;

     (h) Guarantee or otherwise, in any way, become liable with respect to the obligations or liabilities of any Person except (i) its Affiliates' obligations to Lender and (ii) by endorsement of instruments or items of payment for deposit to the general account of such Borrower or for delivery to Lender on account of the Liabilities;

     (i) Encumber, pledge, mortgage, grant a security interest in, assign, sell, lease or otherwise dispose of or transfer, whether by sale, merger, consolidation, liquidation, dissolution, or otherwise, whether voluntarily or involuntarily, any of such Borrower's assets in excess of $25,000 during any fiscal year, except as otherwise expressly permitted herein or in the Ancillary
Agreements, including without limitation (i) any encumbrances, pledges, mortgages, grants of security interest in, assignments, sales, leases or other disposition of or transfer of any Excluded Collateral and (ii) such encumbrances, pledges, mortgages, grants of security interests as may be given by any Borrower with respect to Indebtedness permitted under the subsequent clause (j);

     (j) Incur any Indebtedness for borrowed money (other than (i) the
Liabilities, (ii) purchase money Indebtedness (including capital leases) arising after the date hereof to the extent secured by purchase money security interests in Equipment (including capital leases) and purchase money mortgages on real property not to exceed $1,000,000 in the aggregate at any time outstanding so long as such security interests and mortgages do not apply to any property of such Borrower other than the Equipment or real property so acquired, and the
Indebtedness secured thereby does not exceed the cost of the Equipment or real property so acquired, as the case may be, (iii) secured Indebtedness evidenced by the GECPF Note and the PIDA Note and unsecured Indebtedness of Fansteel evidenced by the Settlement Notes; provided, that, in all cases (A) Fansteel shall not make any prepayments or other payments in respect of the Settlement
Notes, the GECPF Note and the PIDA Note, except for regularly scheduled payments and any mandatory prepayments, (B) Fansteel shall not, directly or indirectly, amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof except, that, Fansteel may, after prior written notice to Lender, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees

                                      -35-

in connection therewith, and (C) except for the lien and security interest granted to the PBGC in respect of the Property of Fansteel de Mexico pursuant to the Pledge and Bailment Agreement between Fansteel and the PBGC, dated January
23, 2004, Fansteel shall not grant any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties to secure the Indebtedness evidenced by any Settlement Note, (iv)
Indebtedness incurred in the financing of insurance premiums in an aggregate amount not to exceed $1,000,000 outstanding at any one time and (v) the
Indebtedness set forth on Exhibit G; provided, that, the applicable Borrower shall not, directly or indirectly, amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof except, that, the applicable Borrower may, after prior written notice to Lender, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith), except for Indebtedness which is unsecured and is to
Persons who execute and deliver to Lender (in form and substance acceptable to
Lender and its counsel) subordination agreements subordinating their claims against such Borrower to the payment of Liabilities;

     (k) Permit any Accounts owing to such Borrower from any Affiliate to be payable on terms which would not allow Borrower to demand payment upon the occurrence of a Default;

     (l) Adopt any tax qualified employee pension benefit plan (as defined in
ERISA);

     (m) Sell goods on consignment, bill and hold, or other unusual terms of sale outside of such Borrower's existing methods of sale;

     (n) Enter any businesses unrelated to those presently conducted by such
Borrower;

     (o) Change names or fiscal year or, without thirty (30) days' prior written notice to Lender, change locations of Collateral, facilities or offices, or change its state of incorporation;

     (p) Make any loan, investment or advance to, or borrow from, any Person
(other than borrowings from Lender), except as otherwise provided;

     (q) Form or acquire any subsidiary, except in connection with any changes to the organizational forms of any Subsidiary or the reverse stock split as permitted under Section 10.2(a);

     (r) Undergo a change of effective control including without limitation as a result of issuance of stock or other securities or issuance or exercise of options therefor; or

     (s) Establish any new Deposit Accounts or other bank accounts, other than
(i) a bank account established for the sole purpose of holding payments or remittances received by Borrowers with respect to Environmental Insurance
Claims, (ii) a bank account established for the sole purpose of holding proceeds or distributions from the General Unsecured Distribution Account (as defined in the Plan of Reorganization), and (iii) Deposit Accounts or other bank accounts for which Lender has given its prior written approval and a Deposit Agreement by
and

                                      -36-

among the third party bank, Borrowers and Lender has been executed by the parties and delivered to Lender.

     10.3 Contesting Charges. Notwithstanding anything to the contrary herein, a
Borrower may dispute any Charges without prior payment thereof, even if such non-payment may cause a lien to attach to such Borrower's assets, provided that such Borrower shall give Lender notice of any dispute of Charges in excess of
$25,000 and shall be diligently contesting the same in good faith, with due diligence and in an appropriate proceeding and there is no danger of a loss or forfeiture of non-cash Collateral during such proceeding and provided further that, if the same are in excess of $50,000 in the aggregate at any time or times hereafter, Lender, in its sole discretion, may establish a reserve against
Advances as it may deem necessary under the circumstances.

     10.4 Payment of Charges. Subject to the provisions of Section 10.3 of this
Agreement, each Borrower shall pay promptly when due all of the Charges. In the event either Borrower, at any time or times hereafter, shall fail to pay the
Charges, such Borrower shall so advise Lender thereof in writing and Lender may, without waiving or releasing any obligation or liability of such Borrower hereunder or any Default, in its sole discretion, at any time or times thereafter, make such payment or any part thereof (but shall not be obligated so to do), or obtain such satisfaction and take any other action with respect thereto which Lender deems advisable. All sums so paid by Lender and any expenses, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by such Borrower to
Lender and shall be additional Liabilities hereunder secured by the Collateral.

     10.5 Insurance; Payment of Premiums. Borrowers shall maintain insurance in accordance with the terms described in this Section 10.5 and in accordance with the requirements of Exhibit K. At the request of Lender, Borrowers shall deliver to Lender the original (or copy) of each policy of insurance. Each Borrower hereby directs all insurers under such policies to pay all proceeds payable thereunder directly to Lender as Lender's loss payee (excluding any proceeds of insurance in connection with Environmental Insurance Claims). Each Borrower irrevocably makes, constitutes and appoints Lender (and all officers, employees or agents designated by Lender) as such Borrower's true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies (provided that Lender shall consult with such Borrower and make such reasonable accommodations as such Borrower shall request prior to finally making, settling or adjusting claims under such policies), endorsing the name of such Borrower in writing or by stamp on any check, draft, instrument or other item of payment for the proceeds of such policies and for making all determinations and decisions with respect to such policies. If either Borrower shall fail to obtain or maintain any of the policies required by this Section
10.5 and Exhibit K or to pay any premium relating thereto, then Lender, without waiving or releasing any obligation or default by such Borrower hereunder, may
(but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which Lender deems advisable. All sums so disbursed by Lender, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable, on demand, by Borrowers to Lender and shall be additional Liabilities hereunder secured by the Collateral.

                                      -37-

     10.6 Survival of Obligations Upon Termination of Agreement. Except as
otherwise expressly provided for in this Agreement, cancellation (regardless of cause or procedure) of this Agreement or the Ancillary Agreements shall not in any way affect or impair the powers, obligations, duties, rights, and liabilities of a Borrower or Lender in any way or respect relating to any transaction or event occurring prior to such termination or cancellation, the
Collateral, or any of the undertakings, agreements, covenants, warranties and representations of Borrower or Lender contained in this Agreement or the
Ancillary Agreements. All such undertakings, agreements, covenants, warranties and representations shall survive such termination or cancellation until the
Liabilities are repaid in full.

     10.7 Financial Covenants. During the term of this Agreement and until all obligations of Borrowers to Lender have been fully paid and discharged,
Borrowers agree that:

     (a) measured as of the end of each fiscal quarter hereafter, Borrowers shall not permit their EBITDA to be less than Six Hundred Thousand and No/100
Dollars ($600,000).

     (b) measured as of the end of each of month hereafter, Borrowers shall not permit their Leverage Ratio to exceed 12.0 to 1.00.

     (c) measured as of the end of each fiscal quarter hereafter, Borrowers shall maintain a Debt Service Coverage Ratio of not less than (i) 1.00 to 1.00 for fiscal quarters ending September 30, 2005, December 31, 2005, March 31, 2006 and June 30, 2006, and (ii) 1.25 to 1.00 for each fiscal quarter ending thereafter.

     10.8 Depositary Relationship. Each Borrower shall utilize Lender as its principal depository relationship. Each Borrower acknowledges that Lender will charge such Borrower monthly service charges for various services performed by
Lender in connection with any aspect of the relationship between such Borrower and Lender, and each Borrower hereby agrees that if such service charges arising in any month exceed the credit to such Borrower in that month arising from earnings attributable to funds on deposit with Lender, such service charge deficiency shall by immediately due and payable by such Borrower to Lender and may be deducted by Lender from any of such Borrower's or Borrowers' deposit accounts with Lender.

11. CONDITIONS PRECEDENT TO ANY ADVANCES. The obligation of Lender to make any
Advances hereunder on or after the Effective Date is subject to the satisfaction of each of the following conditions precedent:

     11.1 Notice of Borrowing. Lender shall have received timely Notice of
Borrowing in accordance with Section 2.3 hereof and such notice shall be accompanied by a certificate of Borrowers' Chief Financial Officer or Treasurer
to the effect that the conditions in Sections 11.3 and 11.4 have been met at the time of each Advance.

     11.2 Other Documents. Such other documents as Lender shall reasonably determine to be necessary.

     11.3 Default. Before and after giving effect to such Advance, no Default or
Event of Default under this Agreement shall have occurred and be continuing.

                                      -38-

     11.4 Warranties. Before and after giving effect to such Advance, the representations and warranties in Section 9 (unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true in all material respects as of such date) hereof shall be true and correct in all material respects as though made on the date of such Advance.

12. CONDITIONS PRECEDENT TO INITIAL ADVANCE. The obligation of Lender to make the initial Advances hereunder on or after the Effective Date is subject to the satisfaction of the condition precedent, in addition to the applicable conditions precedent set forth in Section 11 above, that Borrowers shall have delivered to Lender all of the following, each duly executed and dated the date of the initial Advance hereunder on or after the Effective Date or such earlier date as is satisfactory to Lender and in form and substance satisfactory to
Lender, except as otherwise hereinbelow specified:

     12.1 Agreement. This Agreement, duly executed by Borrowers, together with all schedules and exhibits hereto.

     12.2 Note. That certain Revolving Loan Note (as amended, restated, modified or supplemented and in effect from time to time, the "Note") dated as of even date herewith evidencing the Revolving Loans, duly executed by Borrowers.

     12.3 Resolutions. A copy, duly certified by the Secretary of each Borrower, of (i) the resolutions of such Borrower authorizing or ratifying the execution and delivery of this Agreement, the Note and the Ancillary Agreements and authorizing the Advances hereunder, (ii) all documents evidencing other necessary Borrower action, and (iii) all approvals or consents, if any, with respect to this Agreement, the Note and the Ancillary Agreements.

     12.4 Certificate of Incorporation and By-Laws; Good Standing Certificates.
Each Borrower's Certificate of Incorporation and amendments thereto, together with good standing certificates from the Secretary of State of each state in which such Borrower is registered to conduct its business, each to be dated a date after June 20, 2005, and a certified copy of the By-Laws of each Borrower.

     12.5 Incumbency. A certificate of the Secretary of each Borrower certifying the names of the officers of such Borrower authorized to sign this Agreement, the Note and all Ancillary Agreements or certificates to be delivered hereunder, together with the true signatures of such officers.

     12.6 Opinion of Counsel. An opinion of counsel to Borrowers with respect to this Agreement and the Ancillary Agreements, in form and substance acceptable to
Lender in its sole discretion.

     12.7 Financing Statements. UCC financing statements, in form and substance acceptable to Lender, for each Borrower filed in such Borrower's state of incorporation.

     12.8 Borrowing Base Certificate. A Borrowing Base Certificate duly executed by Borrowers.

                                      -39-

     12.9 Lien Searches. Copies of UCC lien, tax lien, pending suit and judgment and bankruptcy search reports on each Borrower.

     12.10 Insurance. Certificate of insurance showing Lender as an additional insured and loss payee.

     12.11 Fees and Expenses. Payment of all fees and expenses then due, if any.

     12.12 Appraisals. Appraisals, if any, requested by Lender.

     12.13 Notice of Borrowing. The Notice of Borrowing described in Section
11.1.

     12.14 No Material Adverse Change. No material adverse change in the financial condition, operations, assets and prospects of Borrowers from the date of the March 31, 2005 Financials.

     12.15 Perfection and Priority. Evidence satisfactory to Lender and its counsel of the perfection and first priority status of all security interests and liens granted to Lender, and that there are no other security interests in any Collateral (except as may be expressly permitted in this Agreement).

     12.16 Third Party Waivers and Agreements. Such landlord and mortgagee waivers, bailee and warehouse agreements, and consignment agreements as Lender shall request, all in form and substance satisfactory to Lender and its counsel.

     12.17 Customers and Vendors. Satisfactory results of verifications by
Lender of each Borrower's relationship with customers and vendors and of background investigations of each Borrower, its officers and directors.

     12.18 Working Capital Needs. Evidence of sufficient asset availability to meet Borrowers' working capital needs.

     12.19 Other Documents. Such other documents, agreements and instruments as
Lender shall determine to be necessary.

     This Agreement shall be effective as of the first date (the "Effective
Date") on which all of the conditions set forth in Section 11.1 through Section
11.4 and Section 12.1 through Section 12.21 shall have been satisfied.

13.  DEFAULT: RIGHTS AND REMEDIES ON DEFAULT

     13.1 Default. The occurrence of any one or more of the following events shall constitute a Default:

     (a) A Borrower (i) fails to pay the Liabilities when demanded or when due and payable or declared due and payable or (ii) is in default in the payment of any of the Indebtedness (other than the Liabilities);

                                      -40-

     (b) A Borrower or any Affiliate or any guarantor of the Liabilities fails or neglects to perform, keep or observe any other term, provision, condition or covenant contained in this Agreement or in the Ancillary Agreements, which is required to be performed, kept or observed by such Borrower or such Affiliate or guarantor (and not constituting a Default under any other subsection of this
Section 13.1) and the same is not cured to Lender's satisfaction within ten (10)
days after Lender gives such Borrower notice identifying such Default;

     (c) A material default shall occur under any agreement, document or instrument, other than this Agreement or any of the Ancillary Agreements, now or hereafter existing, to which a Borrower is a party. For purposes of this paragraph (C) only, "material" includes without limitation, a monetary default or defaults in an aggregate amount of $50,000 or more;

     (d) Any statement, warranty, representation, report, financial statement, or certificate made or delivered by a Borrower, or any of its officers, employees or agents, to Lender is not true and correct in any material respect;

     (e) There shall occur any material uninsured damage to or loss, theft, or destruction of any of the Collateral;

     (f) The Collateral or any of a Borrower's other assets are attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within thirty (30) days thereafter; an application is made by any Person other than such Borrower for the appointment of a receiver, trustee, or custodian for the Collateral or any of such
Borrower's other assets and the same is not dismissed within thirty (30) days after the application therefor;

     (g) An application is made by a Borrower for the appointment of a receiver, trustee or custodian for the Collateral or any of such Borrower's other assets;
a petition under any section of chapter of the Bankruptcy Code or any similar law or regulation is filed by or against a Borrower or any guarantor of the
Liabilities and, if filed against such Borrower or such guarantor, is not dismissed within sixty (60) days after filing; a Borrower makes an assignment for the benefit of its creditors or any case or proceeding is filed by or against a Borrower for its dissolution, liquidation or termination; a Borrower ceases to conduct its business as now conducted or is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs;

     (h) Except as permitted in Section 10.3 of this Agreement, a notice of lien, levy or assessment is filed of record with respect to all or any substantial portion of a Borrower's assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including, without limitation, the
Pension Benefit Guaranty Corporation, or any taxes or debts owing to any of the foregoing becomes a lien or encumbrance upon the Collateral or any of such
Borrower's other assets and such lien or encumbrance is not released within thirty (30) days after its creation;

     (i) Judgment is rendered against a Borrower in excess of $50,000 and such
Borrower fails either to commence appropriate proceedings to appeal such judgment within the applicable

                                      -41-

appeal period or, after such appeal is filed, such Borrower fails to diligently prosecute such appeal or such appeal is denied;

     (j) A Borrower becomes insolvent or fails generally to pay its debts as they become due;

     (k) A Borrower fails within fifteen (15) days after such Borrower's knowledge of the occurrence of the respective event, to furnish Lender with appropriate notice of the occurrence of any of the following events: (i) the happening of a Reportable Event with respect to any profit sharing or pension plan governed by ERISA (such notice shall contain the statement of the chief financial officer of Borrower setting forth details as to such Reportable Event and the action which such Borrower proposes to take with respect thereto and a copy of the notice of such Reportable Event to the Pension Benefit Guaranty
Corporation), (ii) the termination of any such plan, (iii) the appointment of a trustee by an appropriate United States District Court to administer any such plan, or (iv) the institution of any proceedings by the Pension Benefit Guaranty
Corporation to terminate any such plan or to appoint a trustee to administer any such plan, (v) the failure by such Borrower to furnish to Lender a copy of each report which is filed by such Borrower with respect to each such profit sharing or pension plan promptly after the filing thereof with the Secretary of Labor or the Pension Benefit Guaranty Corporation; (vi) the failure by such Borrower to notify Lender promptly upon receipt by such Borrower of any notice of the institution of any proceeding or other actions which may result in the termination of such plans; or (vii) the failure by such Borrower to acquire and maintain, when available, any contingent employer liability coverage insurance required by ERISA in an amount satisfactory to Lender; or

     (l) A Default or Event of Default or acceleration occurs under any of the
Ancillary Agreements.

     13.2 Acceleration of the Liabilities. Upon and after the occurrence of a
Default, all of the Liabilities may, at the option of Lender and without demand, notice, or legal process of any kind, be declared, and immediately shall become, due and payable.

     13.3 Remedies. Upon and after the occurrence of a Default, Lender shall have the following rights and remedies:

     (a) All of the rights and remedies of a secured party under the UCC or other applicable law, all of which rights and remedies shall be cumulative, and none exclusive, to the extent permitted by law, in addition to any other rights and remedies contained in this Agreement and in all of the Ancillary Agreements.

     (b) The right to (i) peacefully enter upon the premises of either Borrower or any other place or places where the Collateral is located and kept, without any obligation to pay rent to such Borrower, through self-help and without judicial process or first obtaining a final judgment or giving such Borrower notice and opportunity for a hearing on the validity of Lender's claim, and remove the Collateral from such premises and places to the premises of Lender or any agent of Lender, for such time as Lender may require to collect or liquidate the Collateral, and/or (ii) require such Borrower to deliver the Collateral to
Lender at a place to be designated by Lender.

                                      -42-

     (c) The right to (i) open a Borrower's mail and collect any and all amounts due to such Borrower from Account Debtors, (ii) notify Account Debtors that the
Accounts have been assigned to Lender and that Lender has a security interest therein and (iii) direct such Account Debtors to make all payments due from them to a Borrower upon the Accounts, including the Special Collateral, directly to
Lender or to a lock box designated by Lender. Lender shall promptly furnish such
Borrower with a copy of any such notice, and such Borrower hereby agrees that any such notice, in Lender's sole discretion, may be sent on Lender's stationery, in which event, such Borrower shall co-sign such notice with Lender.

     (d) The right to sell or to otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as provided in Section 13.4 of this Agreement, in lots or in bulk, for cash or on credit, all as Lender, in its sole discretion, may deem advisable. Any such sale or sales of the Collateral, the Collateral need not be in view of those present and attending the sale, nor at the same location at which the sale is being conducted. Lender shall have the right to conduct such sales on a Borrower's premises or elsewhere and shall have the right to use such Borrower's premises without charge for such sales for such time or times as Lender may see fit. Lender is hereby granted a license or other right to use, without charge, each Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the
Collateral, in advertising for sale and selling any Collateral and each
Borrower's rights under all licenses and all franchise agreements shall insure to Lender's benefit. Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may setoff the amount of such price against the
Liabilities. The proceeds realized from the sale of any Collateral shall be applied first to the reasonable costs, expenses and attorneys' and paralegal fees and expenses incurred by Lender for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral;
second to interest due upon any of the Liabilities; and third to the principal of the Liabilities. If any deficiency shall arise, Borrowers shall remain liable to Lender therefor.

     13.4 Notice. Any notice required to be given by Lender of a sale, lease, other disposition of the Collateral or any other intended action by Lender, which is personally delivered, sent by air courier, telecopied or deposited in the United States mail, postage prepaid and duly addressed to Borrowers, at the address set forth in Section 14.10 of this Agreement, ten (10) days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to Borrower.

14.  MISCELLANEOUS

     14.1 Appointment of Lender as each Borrower's Lawful Attorney. Borrower irrevocably designates, makes constitutes and appoints Lender (and all persons designated by Lender) as each Borrower's true and lawful attorney (and agent in-fact) and Lender, or Lender's agent, may, without notice to such Borrower:

     (a) At any time hereafter, endorse by writing or stamp such Borrower's name on any checks, notes, drafts or any other payment relating to and/or proceeds of the Collateral which

                                      -43-

come into the possession of Lender or under Lender's control and deposit the same to the account of Lender for application to the Liabilities;

     (b) At any time after the occurrence of a Default, in such Borrower's or
Lender's name: (i) demand payment of the Accounts; (ii) enforce payment of the
Accounts, by legal proceedings or otherwise; (iii) exercise all of such
Borrower's rights and remedies with respect to the collection of the Accounts and Special Collateral; (iv) settle, adjust, compromise, extend or renew the
Accounts; (v) settle, adjust or compromise any legal proceedings brought to collect the Accounts; (vi) if permitted by applicable law, sell or assign the
Accounts and Special Collateral upon such terms, for such amounts and at such time or times as Lender deems advisable; (vii) discharge and release the
Accounts and Special Collateral; (viii) take control, in any manner, of any item of payment or proceeds referred to in Section 4.3 of this Agreement; (ix)
prepare, file and sign such Borrower's name on any Proof of Claim in Bankruptcy or similar document against any Account Debtor; (x) prepare, file and sign such
Borrower's name on any notice of lien, assignment or satisfaction of lien or similar document in connection with the Accounts and Special Collateral; (xi) do all acts and things necessary, in Lender's sole discretion, to fulfill such
Borrower's obligations under this Agreement; (xii) endorse by writing or stamp the name of such Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the
Accounts, Inventory and Special Collateral; and (xiii) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory and Special Collateral to which such Borrower has access; and

     (c) At any time after the occurrence of a Default, notify the post office authorities to change the address for delivery of such Borrower's mail to an address designated by Lender and receive, open and dispose of all mail addressed to such Borrower.

     14.2 Modification of Agreement; Sale of Interest. This Agreement and the
Ancillary Agreements may not be modified, altered or amended, except by an agreement in writing signed by Borrowers and Lender. No Borrower may sell, assign or transfer this Agreement, or the Ancillary Agreements or any portion thereof, including, without limitation, such Borrower's right, title, interest, remedies, powers, and/or duties hereunder or thereunder. Each Borrower hereby consents to Lender's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement, or the Ancillary
Agreements, or of any portion hereof or thereof, including, without limitation,
Lender's right, title, interest, remedies, powers, and/or duties hereunder or thereunder, and each Borrower acknowledges and agrees that any and all such assignees or participants may be provided with information concerning such
Borrower, its operations, business and financial condition and/or this Agreement and the Ancillary Agreements which have been or would be provided to Lender.

     14.3 Attorneys' Fees and Expenses; Lender's Out-of-Pocket Expenses. If, at
any time or times, whether prior or subsequent to the date hereof, and regardless of the existence of a Default or an Event of Default, and regardless of whether any Advances shall have been made hereunder, Lender employs counsel for advice or other representation or incurs legal and/or other costs and expenses in connection with:

                                      -44-

     (a) The preparation, negotiation, delivery and/or administration execution of this Agreement, all Ancillary Agreements, any amendment of or modification of this Agreement or the Ancillary Agreements or any sale or attempted sale of any interest herein to an assignee or a Participant; or

     (b) Any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrower or any other Person) in any way relating to the
Collateral, this Agreement, the Ancillary Agreements or a Borrower's or
Borrowers' affairs;

     (c) Any attempt to enforce any rights of Lender or any Participant against a Borrower or Borrowers or any other Person which may be obligated to Lender by virtue of this Agreement or the Ancillary Agreements, including, without limitation, the Account Debtors or any guarantor; and/or

     (d) Any attempt to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of the Collateral; then, in any such event, the reasonable attorneys' fees arising from such services and all reasonably incurred expenses, costs, charges and other fees of such counsel or of Lender in any way or respect arising in connection with or relating to any of the events or actions described in this Section 14.3 shall be payable, on demand, by Borrowers to Lender and shall be additional Liabilities hereunder secured by the Collateral. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include paralegals' fees, costs and expenses; accountants' fees, costs and expenses; court costs, fees and expenses; photocopying and duplicating expenses;
court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram and telecopier charges; secretarial overtime charges;
and expenses for travel, lodging and food paid or incurred in connection with the performance of such services; and all documentation fees, filing fees, taxes, title expenses, collateral monitoring expenses, appraisal fees, searches and other expenses.

     14.4 Waiver by Lender. Lender's failure, at any time or times hereafter, to require strict performance by each Borrower of any provision of this Agreement shall not constitute a waiver, or affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Lender of a Default by a Borrower under this Agreement or the
Ancillary Agreements shall not suspend, constitute a waiver of or affect any other Default by such Borrower or Borrowers under this Agreement or Ancillary
Agreement, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties and covenants of a Borrower or Borrowers contained in this Agreement or the
Ancillary Agreements and no Default by a Borrower or Borrowers under this
Agreement or the Ancillary Agreements shall be deemed to have been suspended or waived by Lender, unless such suspension or waiver is by an instrument in writing signed by an officer of Lender and directed to Borrower specifying such suspension or waiver.

     14.5 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                                      -45-

     14.6 Parties; Entire Agreement. This Agreement and the Ancillary Agreements
shall be binding upon and inure to the benefit of each Borrower and Lender and their successors and assigns. Each Borrower's successors and assigns shall include, without limitation, a trustee, receiver or debtor-in-possession of or for such Borrower. Nothing contained in this Section 14.6 shall be deemed to modify Section 14.2 of this Agreement. This Agreement is the complete statement of the agreement by and between Borrowers and Lender and supersedes all prior negotiations, understandings and representations between them with respect to the subject matter of this Agreement.

     14.7 Conflict of Terms. The provisions of the Ancillary Agreements are incorporated in this Agreement by this reference thereto. Except as otherwise provided in this Agreement and except as otherwise provided in the Ancillary
Agreements by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in the Ancillary Agreements, the provision contained in this Agreement shall govern and control.

     14.8 Waivers by Borrowers Except as otherwise provided for in this
Agreement, each Borrower waives (i) presentment, demand and protest, notice of protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Lender on which such Borrower may in any way be liable and hereby ratifies and confirms whatever Lender may do in this regard; (ii) all rights to notice and a hearing prior to Lender's taking possession or control of, or to Lender's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Lender to exercise any of Lender's remedies; and (iii) the benefit of all valuation, appraisement, extension and exemption laws. Each Borrower acknowledges that it has been advised by counsel of its choice with respect to this Agreement and the transactions evidenced by this Agreement.

     14.9 Governing Law. This Agreement shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the internal laws (as opposed to conflicts of law provision) of the State of Illinois, and, as part of the consideration for new value this day received, each Borrower hereby consents to the jurisdiction of any state or federal court located within
Cook County, Illinois and waives personal service of any and all process upon such Borrower, and consents that all such service of process be made by messenger or registered mail directed to such Borrower at the address stated in
Section 14.10 of this Agreement and service so made shall be deemed to be completed upon the earlier of actual receipt or three (3) days after the same shall have been posted to such Borrower's address by Borrower's agent as set forth below. Each Borrower waives any objection which such Borrower may have based on improper venue or forum non conveniens to the conduct of any proceeding instituted hereunder and consents to the granting of such legal or equitable relief as is deemed appropriate by the court. Nothing contained in this Section
14.9 shall affect the right of Lender to serve legal process in any other manner permitted by law or affect the right of Lender to bring any action or proceeding against a Borrower or Borrowers or its or their property in the courts of any other jurisdiction.

                                      -46-

     14.10 Notice. Except as otherwise provided herein, any notice required hereunder shall be in writing and shall be deemed to have been validly served, given or delivered by personal delivery, air courier, telecopier or upon deposit in the United States mails, with proper postage prepaid, certified or registered mail, addressed to the party to be notified as follows:

     (a)  If to Lender, at:

              Fifth Third Bank (Chicago)
              233 South Wacker Drive, 4th Floor
              Chicago, Illinois 60606
              Attn: Gregory Bork

              with a copy to:

              Schwartz, Cooper, Greenberger and Krauss Chartered
              180 North LaSalle Street, Suite 2700
              Chicago, Illinois  60601
              Attn: Martin W. Salzman, Esq.

     (b)  If to Borrowers, at:

              Fansteel Inc.
              Wellman Dynamics Corporation
              Number One Tantalum Place
              North Chicago, Illinois 60064
              Attn: R. Michael McEntee

              With a copy to:

              Schulte Roth & Zabel LLP
              919 Third Avenue
              New York, New York 10022
              Attn: Jeffrey S. Sabin, Esq.

or to such other address as each party may designate for itself by like notice.

     14.11 No Marshaling. Each Borrower, on its own behalf and on behalf of its successors and assigns, hereby expressly waives all rights, if any, to require a marshaling of assets by Lender or to require that Lender first resort to some or any portion of any collateral securing such Borrower's obligations before foreclosing upon, selling or otherwise realizing on any other portion thereof.

     14.12 Set-off. In addition to any rights and remedies of Lender provided by law, Lender shall have the right, without prior written notice either Borrower, any such notice being expressly waived by each Borrower to the extent permitted by applicable law, upon the occurrence of any Default and so long as such
Default is continuing, to set off and apply against any obligations, whether matured or unmatured, of such Borrower to Lender, any amount owing by Lender to such Borrower, at or at any time after the happening of any of the above-mentioned events, and such right of set-off may be exercised by Lender against such Borrower or against any assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor of such Borrower, or against anyone else claiming through or against such Borrower or such assignee for

                                      -47-

the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by Lender prior to the making, filing or issuance or service upon
Lender of, or of notice of, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena or order or warrant. Lender agrees promptly to notify Borrowers after any set-off and application made by Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

     14.13 ACKNOWLEDGMENT OF BORROWERS. THIS AGREEMENT HAS BEEN FREELY AND
VOLUNTARILY ENTERED INTO WITH LENDER BY EACH BORROWER, WITHOUT ANY DURESS OR
COERCION, AND AFTER EACH BORROWER HAS EITHER CONSULTED WITH COUNSEL OR HAS BEEN
GIVEN AN OPPORTUNITY TO DO SO, AND EACH BORROWER ACKNOWLEDGES THAT IT HAS
CAREFULLY AND COMPLETELY READ ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT.

     14.14 WAIVER OF JURY TRIAL AND CONSENT TO JURISDICTION.

     (a) EACH BORROWER AND LENDER, AFTER CONSULTING OR HAVING HAD THE
OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY
WAIVE ANY RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION
BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR
AGREEMENT (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) OR ANY OF THE
TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING,
STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF ANY OF THEM. NEITHER LENDER
NOR EITHER BORROWER OR BORROWERS SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR
OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER
ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS
SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY
EITHER LENDER OR EITHER BORROWER EXCEPT BY A WRITTEN INSTRUMENT SIGNED BY ALL OF
THEM. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE FINANCING
DESCRIBED HEREIN AND IN THE ANCILLARY AGREEMENTS.

     (b) EACH BORROWER AGREES THAT ANY LEGAL ACTION OR PROCEEDING WITH RESPECT
TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE BROUGHT IN ANY
COURT OF THE UNITED STATES OF AMERICA OR OF THE STATE OF ILLINOIS, SITTING OR
HAVING JURISDICTION OVER THE COUNTY OF COOK, ILLINOIS AND SUCH BORROWER HEREBY
SUBMITS TO AND ACCEPTS GENERALLY AND UNCONDITIONALLY THE NON-EXCLUSIVE
JURISDICTION OF THOSE COURTS WITH RESPECT TO ITS PERSON AND PROPERTY. EACH
BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY
SUCH SUIT OR PROCEEDING IN THE ABOVE-DESCRIBED COURTS. NOTHING IN THIS PARAGRAPH
SHALL AFFECT THE RIGHT OF LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED
BY LAW OR LIMIT THE RIGHT OF LENDER TO BRING ANY SUCH

                                      -48-

ACTION OR PROCEEDING AGAINST A BORROWER OR ITS PROPERTY IN THE COURTS OF ANY
OTHER JURISDICTION.

     14.15 Indemnification. To the maximum extent permitted by law, each
Borrower hereby indemnifies and holds harmless Lender and its directors, officers, agents, affiliates, counsel and employees ("Indemnified Persons") from and against all losses, claims, damages, costs, expenses and liabilities
("Losses") incurred by any of them (whether direct, indirect or consequential and whether based on any federal or state laws or other statutory regulations, including, without limitation, Environmental Laws, securities and commercial laws and regulations, under common law or at equitable cause, or by contract or otherwise, arising from or in connection with the past, present or future operations of such Borrower or its predecessors in interest, or the past, present or future environmental condition of the Property, the presence of asbestos-containing materials at the Property, the presence of Hazardous
Materials in the soil or groundwater, or the Release or threatened Release of any Hazardous Materials into the environment from the Property, or otherwise)
arising out of or relating to this Agreement or the Ancillary Agreements or any other transaction contemplated hereby or thereby or the use or intended use of the proceeds of the loans hereunder or the operations of such Borrower's business except for any such losses caused by the gross negligence or willful misconduct of such Indemnified Persons, and, except as otherwise provided in the
Ancillary Agreements, such Borrower shall reimburse Lender and each other
Indemnified Person for any reasonable expenses (including the fees and disbursements of legal counsel) incurred in connection with the investigation of, preparation for or defense of any actual or threatened claim, action or proceeding arising therefrom (including any such cost of responding to discovery requests or subpoenas), regardless of whether Lender or such Indemnified Person is a party thereto. This indemnity shall survive the termination of this
Agreement and the Ancillary Agreements.

     14.16 Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

     14.17 Joint and Several Liability.

     (a) Notwithstanding anything to the contrary contained herein, all
Liabilities of each Borrower hereunder shall be joint and several obligations of
Borrowers.

     (b) Notwithstanding any provisions of this Agreement to the contrary, it is intended that the joint and several nature of the Liabilities of Borrowers and the liens and security interests granted by Borrowers to secure the Liabilities, not constitute a "Fraudulent Conveyance" (as defined below). Consequently,
Lender and Borrowers agree that if the Liabilities of a Borrower, or any liens or security interests granted by such Borrower securing the Liabilities would, but for the application of this sentence, constitute a Fraudulent Conveyance, the Liabilities of such Borrower and the liens and security interests securing such Liabilities shall be valid and enforceable only to the maximum extent that would not cause such Liabilities or such lien or security interest to constitute a Fraudulent Conveyance, and the Liabilities of such Borrower and this Agreement shall automatically be deemed to have been amended accordingly. For purposes hereof, "Fraudulent Conveyance" means a fraudulent conveyance under Section 548 of Chapter 11 of Title II of the United States Code (11 U.S.C. ss. 101, et
seq.), as amended (the "Bankruptcy

                                      -49-

Code") or a fraudulent conveyance or fraudulent transfer under the applicable provisions of any fraudulent conveyance or fraudulent transfer law or similar law of any state, nation or other governmental unit, as in effect from time to time.

     (c) Each Borrower assumes responsibility for keeping itself informed of the financial condition of the each other Borrower, and any and all endorsers and/or guarantors of any instrument or document evidencing all or any part of such other Borrower's Liabilities and of all other circumstances bearing upon the risk of nonpayment by such other Borrowers of their Liabilities and each
Borrower agrees that Lender shall not have any duty to advise such Borrower of information known to Lender regarding such condition or any such circumstances or to undertake any investigation not a part of its regular business routine. If
Lender, in its sole discretion, undertakes at any time or from time to time to provide any such information to a Borrower, Lender shall not be under any obligation to update any such information or to provide any such information to such Borrower on any subsequent occasion.

     (d) Lender is hereby authorized, without notice or demand and without affecting the liability of a Borrower hereunder, to, at any time and from time to time, (i) renew, extend or otherwise change the time for payment of, or other terms relating to a Borrower's Liabilities or otherwise modify, amend or change the terms of any promissory note or other agreement, document or instrument now or hereafter executed by a Borrower and delivered to Lender; (ii) accept partial payments on a Borrower's Liabilities; (iii) take and hold security or collateral for the payment of a Borrower's Liabilities hereunder or for the payment of any guaranties of a Borrower's Liabilities or other liabilities of a Borrower and exchange, enforce, waive and release any such security or collateral; (iv) apply such security or collateral and direct the order or manner of sale thereof as
Lender, in its sole discretion, may determine; and (v) settle, release, compromise, collect or otherwise liquidate a Borrower's Liabilities and any security or collateral therefor in any manner, in each instance without affecting or impairing the obligations of the other Borrowers. Lender shall have the exclusive right to determine the time and manner of application of any payments or credits, whether received from a Borrower or any other source, and such determination shall be binding on such Borrower. All such payments and credits may be applied, reversed and reapplied, in whole or in part, to any of a
Borrower's Liabilities as Lender shall determine in its sole discretion without affecting the validity or enforceability of the Liabilities of the other
Borrowers.

     (e) Each Borrower hereby agrees that, except as hereinafter provided, its obligations hereunder shall be unconditional, irrespective of (i) the absence of any attempt to collect a Borrower's Liabilities from any Borrower or any guarantor or other action to enforce the same; (ii) the waiver or consent by
Lender with respect to any provision of any instrument evidencing Borrowers'
Liabilities, or any part thereof, or any other agreement heretofore, now or hereafter executed by a Borrower and delivered to Lender; (iii) failure by
Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for Borrowers' Liabilities;
(iv) the institution of any proceeding under the Bankruptcy Code, or any similar proceeding, by or against a Borrower or Lender's election in any such proceeding of the application of Section 1111(b)(2) of the Bankruptcy Code; (v) any
borrowing or grant of a security interest by any Borrower as debtor-in-possession, under Section 364 of the Bankruptcy Code; (vi) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of

                                      -50-

Lender's claim(s) for repayment of any of Borrowers' Liabilities; or (vii) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

     (f) No payment made by or for the account of a Borrower including, without limitations, (i) a payment made by such Borrower on behalf of another Borrower's
Liabilities or (ii) a payment made by any other person under any guaranty, shall entitle such Borrower, by subrogation or otherwise, to any payment from such other Borrower or from or out of such other Borrower's property and such
Borrower shall not exercise any right or remedy against such other Borrower or any property of such other Borrower by reason of any performance of such
Borrower of its joint and several obligations hereunder.

     14.18 Execution in Counterpart. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement or any of the other Ancillary
Agreements by facsimile shall have the same force and effect as the delivery of an original executed counterpart of this Agreement or any other Ancillary
Agreements. Any party delivering an executed counterpart of such agreement by facsimile shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

     14.19 US Patriot Act-Compliance with Federal Law. Each Borrower shall (a)
ensure, and cause each subsidiary to ensure, that no person who owns a controlling interest in or otherwise controls Borrower or any subsidiary is or shall be listed on the Specially Designated Nationals and Blocked Person List or
other similar lists maintained by the Office of Foreign Assets Control ("OFAC"), the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of the proceeds of the Revolving Loans to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive
Order relating thereto, and (c) comply, and cause each subsidiary to comply, with all applicable Bank Secrecy Act ("BSA") laws and regulations, as amended.
As required by federal law and Lender's policies and practices, Lender may need to obtain, verify and record certain customer identification information and documentation in connection with opening or maintaining accounts or establishing or continuing to provide services.

     14.20 Excluded Collateral. Notwithstanding anything to the contrary contained in this Agreement, references to "Accounts", "Inventory" and
"Equipment" with respect to the representations, warranties and covenants set forth in this Agreement shall be deemed to exclude the Excluded Collateral and products and Proceeds thereof, to the extent necessary to avoid a breach of any of the representations, warranties and covenants set forth in this Agreement.

      [Remainder of page intentionally left blank; signature page follows]

                                      -51-

     IN WITNESS WHEREOF, this Loan and Security Agreement has been duly executed as of the day and year specified at the beginning hereof.

                                                 FANSTEEL INC.

                                                 By: /s/ R. Michael McEntee
                                                     ---------------------------
                                                 Name: R. Michael McEntee
                                                       -------------------------
                                                 Title: Vice President & CFO
                                                        ------------------------

                                                 WELLMAN DYNAMICS CORPORATION

                                                 By: /s/ R. Michael McEntee
                                                     ---------------------------
                                                 Name: R. Michael McEntee
                                                       -------------------------
                                                 Title: Vice President
                                                        ------------------------

                                                 FIFTH THIRD BANK (CHICAGO)

                                                 By: /s/ Gregory Bork
                                                     ---------------------------
                                                 Name: Gregory Bork
                                                       -------------------------
                                                 Title: Vice President
                                                        ------------------------